                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934, as amended.

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          EASYLINK SERVICES CORPORATION
      (Name of Registrant as Specified In Its Certificate of Incorporation)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

Explanatory Note: This revised Notice of Annual Meeting and Proxy Statement is being filed to (i) delete the cover letter before the Notice of Meeting, (ii) change the date of the proxy statement and the anticipated date of mailing of the proxy statement from May 10 to May 18, (iii) change the wording of the second sentence of John Petrillo's bio contained in "Proposal No. 1 Election of Directors - Nominees" from "...retiring in 2003 as AT&T's most senior executive responsible for global corporate strategy and business development" to "...retiring in 2003 as a senior executive responsible for global corporate strategy and business development" and (iv) change in the table in "Security Ownership of Certain Beneficial Holders and Management and Related Stockholder Matters" the number of shares of Class A common stock beneficially owned by all directors and executive officers as a group as of February 28, 2005 from 7,546,210 to 1,727,318. These changes are reflected in printed versions of the Proxy Statement.

                          EASYLINK SERVICES CORPORATION
                              33 KNIGHTSBRIDGE ROAD
                              PISCATAWAY, NJ 08854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 21, 2005

        The Annual Meeting of Stockholders (the "Annual Meeting") of EasyLink Services Corporation, a Delaware corporation (the "Company" or "EasyLink"), will be held at 9 a.m. local time on Tuesday, June 21, 2005 at Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, NJ 08854 for the following purposes:

        1. To elect seven directors of EasyLink to serve until the 2006 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

        2.      To approve the Company's 2005 Stock and Incentive Plan; and

        3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice. The Board of Directors has fixed the close of business on April 25, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.


                                       By Order of the Board of Directors

                                       s/David Ambrosia
                                       -----------------------------------------
                                       DAVID W. AMBROSIA
                                       Executive Vice President, General Counsel and Secretary

Piscataway, New Jersey
May 18, 2005

                          EASYLINK SERVICES CORPORATION
                              33 KNIGHTSBRIDGE ROAD
                              PISCATAWAY, NJ 08854

                                   ----------
                                 PROXY STATEMENT
                                   ----------

GENERAL

        The enclosed proxy is solicited by the Board of Directors of EasyLink Services Corporation, a Delaware corporation (the "Company" or "EasyLink"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 9 a.m. local time on Tuesday, June 21, 2005 at Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, NJ 08854, and any adjournment or postponement thereof.

        The Company's principal offices are located at 33 Knightsbridge Road, Piscataway, New Jersey 08854. This Proxy Statement and the accompanying proxy card are being mailed to the stockholders of the Company on or about May 18, 2005 or as soon as practicable thereafter.

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: David W. Ambrosia, Executive Vice President, General Counsel and Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

        The close of business on April 25, 2005 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 44,426,427 shares of Class A common stock outstanding held of record by approximately 640 stockholders.

VOTING AND SOLICITATION

        Each outstanding share of Class A common stock on the Record Date is entitled to one vote on all matters, subject to the conditions described below. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Class A common stock is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote on that proposal and has not received instructions from the beneficial owner.

        The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Class A common stock present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and broker "non-votes" are not counted for the purposes of the election of directors.

        Approval of the EasyLink Services Corporation 2005 Stock and Incentive Plan will require the affirmative vote of the holders of a majority of the votes of the shares of Class A common stock present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on this proposal and will have the same effect as a vote "AGAINST" such matters. Broker "non-votes" will not be counted for purposes of determining whether this proposal has been approved.

        If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to a matter to be acted upon, proxies will be voted
"FOR" the election of the nominees for directors listed in this Proxy Statement, "FOR" the approval of the Company's 2005 Stock and Incentive Plan and in the discretion of the proxy holders on any other matters that may properly come before the meeting, as applicable.

        The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

NOMINEES

        At the Annual Meeting, the stockholders will elect seven (7) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

        The names of the nominees, their ages as of the date of this Proxy Statement and certain other information about them are set forth below:

NAME                          AGE  POSITION
----------------------------  ---  --------------------------------------------
Thomas Murawski.............  60   Chairman, President, Chief Executive Officer,
                                   Director
Robert Casale...............  66   Director
Peter Holzer................  59   Director
George Knapp................  73   Director
John Petrillo...............  56   Director
Dennis Raney ...............  62   Director
Eric Zahler.................  54   Director

        There are no family relationships among any of the directors or executive officers of the Company.

THOMAS MURAWSKI -- CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

        Mr. Murawski has served as a member of the Board of Directors since February 2000. Mr. Murawski has served as Chairman of EasyLink since April 25, 2005, as Chief Executive Officer since October, 2000 and as President since June 2002. He served as Chief Executive Officer of Mail.com Business Messaging Services, Inc., a wholly-owned subsidiary of the Company from February 2000 to October 2000. Before joining EasyLink, Mr. Murawski served as Chairman, President, CEO and Director of NetMoves Corporation from November 1991. Prior to joining NetMoves Corporation, Mr. Murawski served as Executive Vice President of Western Union Corporation, a global telecommunications and financial services company and President of its Network Services Group. Prior to joining Western Union Corporation, Mr. Murawski served twenty-three years with ITT Corporation, a diversified manufacturing and services company. He has held operating responsibilities in the areas of subsidiary and product line management, engineering, sales and marketing for both voice and data-oriented businesses. Mr. Murawski's last position with ITT Corporation was President and General Manager of ITT World Communications Inc., an international telecommunications services company.

ROBERT CASALE -- DIRECTOR

Mr. Casale has served as a member of the Board of Directors since May 8, 2003. Mr. Casale has been a Senior Advisor, Financial Services, to Welsh, Carson, Anderson & Stowe, a large private equity firm, from 2002 to the present and a consultant to ADP from 1998 to the present. From 1988 to 1998, Mr. Casale was Group President, Brokerage Information Services, of ADP. From 1986 to 1988, Mr. Casale was a Managing Director, Co-Head Technology Mergers & Acquisitions Practice, Kidder Peabody & Company. From 1975 to 1986, Mr. Casale held various management positions with AT&T Corp., including President, Special Markets Group from 1985 to 1986. From 1970 to 1975, Mr. Casale held management positions for Telex Corporation. From 1965 to 1969, Mr. Casale held sales positions for Xerox Corporation and Honeywell Corporation. Mr. Casale currently serves as the chairman of the board of directors and as chairman of the compensation committee of BISYS Group. Mr. Casale also currently serves on the board of directors and on the audit committee of privately held Wall Street Access and on the board of directors of privately held Northeast Securities. Mr. Casale is also a director of the not for profit New York Pops. He has previously served on the boards of ADP, Provident Mutual Life Insurance Company and Quantum Corporation.

PETER HOLZER --  DIRECTOR

Mr. Holzer has served as a member of the Board of Directors since February 8, 2005. From 1990 to 1996, Mr. Holzer served as Executive Vice President and Director - Strategic Planning and Development for The Chase Manhattan Corporation (now JPMorganChase), where he also held a number of other executive assignments around the world during his 28 year career. Mr. Holzer currently serves as chairman of the board of directors and chairman of the audit committee of Embrex, Inc., an international agricultural biotechnology firm. He served as the chairman of the compensation committee of Embrex from 2000 to 2002. He serves as a director, chairman of the audit committee and member of the compensation committee of CAS Holdings, Inc., a privately owned operator of environmental testing laboratories. Mr. Holzer serves as an advisor to Taddingstone Consulting Group, Inc. a strategy consulting firm serving the financial services industry. Mr. Holzer also serves as a trustee of Big Brothers/Big Sisters of New York City and The High Desert Museum of Bend, Oregon. Mr. Holzer previously served on the board of directors of Crown Central Petroleum Corp., Swiss-American Chamber of Commerce and as an Advisory Director to AMT Capital Advisors, LLC, a mergers, acquisitions and strategy advisory firm serving the financial services industry.

GEORGE KNAPP -- DIRECTOR

        Mr. Knapp has served as a member of the Board of Directors since May 8, 2003. Mr. Knapp has been a Special Limited Partner and Consultant to MidMark Partners, a Chatham, NJ based venture capital firm, from 1993 to the present. From 1988 to 1996, Mr. Knapp was an Associate of MBW Management, a Morristown, NJ based venture capital firm, and a Principal of Communications Investment Group, a Morristown, NJ investment banking and telecommunications consulting firm. From 1982 to 1987, Mr. Knapp served as Corporate Vice President of ITT and Director, Telecommunications/Marketing for ITT Europe based in Brussels. From 1975 to 1982, Mr. Knapp served as Corporate Vice President of ITT and Group Executive and Chief Executive Officer for U.S. domestic and international telecommunications network operations of ITT based in New York. From 1968 to 1974, Mr. Knapp served as President and Chief Executive Officer of the Puerto Rico Telephone Co. in San Juan, Puerto Rico. From 1966 to 1968, Mr. Knapp served as Director of Operations for the Chilean Telephone Company in Santiago, Chile. From 1956 to 1965, Mr. Knapp served in various capacities at AT&T Corp., New York Telephone and Bell Laboratories. Mr. Knapp is currently serving as a member of the Board of Trustees of Manhattan College, New York as a Trustee Emeritus. He has served on the boards of a variety of companies and other organizations, including the Intermedia Communications, Inc., Digex Inc., the Boy Scouts of America, Greater New York, and the Greater New York United Fund.

JOHN PETRILLO -- DIRECTOR

Mr. Petrillo has served as a member of the Board of Directors since January 14, 2005. He has over 30 years of experience with AT&T, retiring in 2003 as a senior executive responsible for global corporate strategy and business development. His experiences in the global communications industry include: successful large line operational P&L assignments in the global business communications services market, domestic and international public and private board positions, and sophisticated technical, business strategy development, investment and partnership negotiation experiences in the wireless, cable, Internet and global business communications sectors. Mr. Petrillo currently serves on the board of directors of Narad Networks, as an advisory board member at BridgePort Networks, and as a Trustee of the Sweden-based Tallberg Foundation, an organization devoted to the development of global public/private sector collaboration.

DENNIS RANEY -- DIRECTOR

        Mr. Raney has served as a member of the Board of Directors since May 8, 2003. Mr. Raney was Chief Financial Officer of eOne Global, LP from July 2001 to May 2003. From March 1998 to July 2001, Mr. Raney was Executive Vice President and Chief Financial Officer of Novell, Inc. From 1996 to 1997, Mr. Raney served as Chief Financial Officer of QAD Inc. From 1995 to 1996, Mr. Raney was Chief Financial Officer of California Microwave and during 1995 of General Magic. From 1993 to 1995, Mr. Raney was Chief Financial Officer, Pharmaceutical Group, of Bristol-Myers Squibb. From 1970 to 1993, Mr. Raney held various management positions with Hewlett Packard. Mr. Raney currently serves as a director and audit committee member of Viewpoint Corporation, Ultratech, Inc. and Equinix, Inc. Mr. Raney served as a director and audit committee member of ProBusiness Services during portions of 2002 and 2003, Redleaf Group, Inc. from 2001 to June 2003, W.R. Hambrecht & Company from November 1998 to June 2001 and ADAC Laboratories from March 1999 to March 2001.

ERIC ZAHLER -- DIRECTOR

        Mr. Zahler has served as a member of the Board of Directors since February 8, 2005. Mr. Zahler is President and Chief Operating Officer of Loral Space & Communications Ltd. where he is responsible for overseeing the company's two businesses: Loral Skynet, a global satellite services provider, and Space Systems/Loral, a leading manufacturer of commercial satellites. Mr. Zahler also serves on the board of directors of Loral Space & Communications and Satelites Mexicanos, S.A. de C.V. Loral Space & Communications and certain subsidiaries filed for protection under Chapter 11 of the United States Bankruptcy Code on July 15, 2003. Prior to joining Loral, Mr. Zahler was engaged in the private practice of law as a partner at the firm of Fried, Frank, Harris, Shriver & Jacobson.

CORPORATE GOVERNANCE

        EasyLink's Board of Directors has adopted a Code of Business Conduct and Ethics, resolutions for Director Nominations Procedures, an Audit Committee Charter and a Stockholders Communications with the Board of Directors Policy which are posted on the Corporate Governance page of our Website. The Corporate Governance page can be accessed in the Investor Relations section of our Website at www.easylink.com.

CODE OF BUSINESS CONDUCT AND ETHICS

        EasyLink's Code of Business Conduct and Ethics applies to all employees, officers and members of the Board of Directors, including the principal executive officer, principal financial officer, principal accounting officer and controller. The provisions of this Code are designed to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. The code is posted on the Corporate Governance page of our Website, which can be accessed in the Investor Relations section of our Website at www.easylink.com.

DIRECTOR NOMINATIONS PROCEDURES

        The Board of Directors does not have a standing nominating committee. The Board of Directors has, however, adopted Director Nominations Procedures. The Director Nominations Procedures provide, among other things, that:

        o The Independent Directors of the Company (as determined in accordance with Rule 4200(a)(15) under the rules of the NASDAQ) will
            (a) assist the Board in identifying individuals qualified to become Board members and Board committee members, (b) recommend director nominees for the Board's selection for each annual meeting of stockholders and upon any Board vacancy and (c) take such other actions within the scope of the Director Nominations Procedures as the Independent Directors deem necessary or appropriate.

        o   The Independent Directors shall have authority to:

            o Evaluate the size and composition of the Board, develop criteria for Board membership and evaluate the independence of existing and prospective directors.

            o Seek, evaluate and recommend that the Board select qualified individuals to become directors.

            o Approve procedures to be followed by security holders in submitting recommendations of director candidates and the consideration of such director candidates in accordance with any applicable notice provisions and procedures set forth in the Company's Bylaws.

            o Assist the Company in making the periodic disclosures related to the nominating procedures required by rules issued or enforced by the Securities and Exchange Commission.

            o Take such other actions as may be requested or required by the Board from time to time.

        o The Independent Directors shall have authority to decide whether to retain a search firm and/or legal counsel and other consultants to assist the Independent Directors in identifying, screening and attracting director candidates and in fulfilling their role under these procedures. The fees of such firm, counsel or consultant shall be paid by the Company.

        The Board of Directors will consider candidates recommended by stockholders when the nominations are properly submitted. The deadlines and procedures for stockholder submissions of director nominees are described below under "Deadline for Receipt of Stockholder Proposals." Following verification of the stockholder status of persons proposing candidates, the Independent Directors, acting pursuant to the Director Nominations Procedures described above, will make an initial analysis of the qualifications of any candidate recommended by stockholders to determine whether the candidate is qualified for service on the Company's Board before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Independent Directors, a potential candidate nominated by a stockholder is considered in the same manner as any other potential candidate during the review process by the Board.

        Director Nominations Procedures are posted on the Corporate Governance page of our Website, which can be accessed in the Investor Relations section of our Website at www.easylink.com.

COMMUNICATIONS WITH THE BOARD

        The Board of Directors of Easylink Services Corporation believes it is in the best interest of the Company and its stockholders to maintain a policy of open communications between the Company's stockholders and the Board. Accordingly, the Board has adopted the following procedures for stockholders who wish to communicate with the Board.

        o Stockholders who wish to communicate with the Board or with specified directors should do so by forwarding such communication, in writing, to The Board of Directors, c/o Investor Relations, Easylink Services Corporation, 33 Knightsbridge Road, Piscataway, NJ 08854.

        o Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Investor Relations department will forward such communication to the full Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Investor Relations department (after consultation with the Company's legal department, if appropriate) shall have the authority to discard the communication or take appropriate legal action regarding the communication. A good faith determination made by the Investor Relations department to forward a communication or not to forward a communication to the full Board or to any individual director or directors shall be final and conclusive and deemed in full compliance with these procedures.

DIRECTOR INDEPENDENCE

        Our Board of Directors has determined that Robert Casale, Peter Holzer, George Knapp, John Petrillo, Dennis Raney and Eric Zahler are independent directors as defined in Rule 4200(a)(15) of the NASD listing standards.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        During 2004, the Board met thirteen times. All of our directors attended 75 percent or more of the aggregate number of regularly scheduled and special meetings of the Board and Board committees on which they served in 2004. From time to time, the Board has created various ad hoc committees for special purposes.

AUDIT COMMITTEE

        The Audit Committee is currently comprised of four directors: George Knapp, John Petrillo, Dennis Raney and Eric Zahler. Mr. Raney is the Chairman of the Audit Committee. Mr. Petrillo and Mr. Zahler were appointed to the Board on January 14, 2005 and February 5, 2005, respectively, and were appointed to the Audit Committee on February 8, 2005. Robert Casale served on the Audit Committee during 2004 and until February 8, 2005. The Audit Committee held fourteen meetings during 2004. Each of the current Audit Committee members is an "independent director" as defined in Rule 4200(a)(15) of the NASD listing standards and is otherwise eligible to serve on the Audit Committee in accordance with the other NASD listing standards. The Board has determined that Mr. Raney is an "audit committee financial expert" as that term is defined in the applicable SEC rules. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of EasyLink. The Audit Committee also coordinates the Board of Director's oversight of the Company's internal control over financial reporting, the Company's disclosure controls and procedures and the Company's Code of Business Conduct and Ethics. The Audit Committee is also responsible for reviewing all transactions between the Company and related parties. See the "Audit Committee Report".

        The Board of Directors has adopted a written charter for the Audit Committee. The charter is posted on the Corporate Governance page of our Website, which can be accessed in the Investor Relations section of our Website at www.easylink.com.

COMPENSATION COMMITTEE

        The Compensation Committee is currently comprised of three non-management independent directors, George Knapp, Robert Casale and Peter Holzer. Mr. Knapp is the Chairman of the Committee. Mr. Holzer joined the Board and was appointed to the Compensation Committee on February 8, 2005. During 2004, Stephen Duff served on the Compensation Committee until his resignation on November 12, 2004. The Compensation Committee held five meetings and acted once by unanimous written consent during 2004. The Compensation Committee has the authority to determine salaries and bonuses and to make awards of capital stock or options to purchase capital stock of the Company to the officers and employees of the Company. All decisions relating to the compensation of EasyLink executive officers are either made or recommended to the Board of Directors by the Compensation Committee. See the "Compensation Committee Report on Executive Compensation".

COMPENSATION OF DIRECTORS

        Other than reimbursing directors for customary and reasonable expenses of attending Board of Directors or committee meetings, EasyLink does not currently compensate directors who are part of the management team. On June 15, 2004, Robert Casale, Stephen Duff, George Knapp and Dennis Raney were granted options to purchase 5,000 shares of Class A common stock at an exercise price of $1.50 per share as part of their annual compensation for serving as board members. During 2005, upon their initial appointments to the Board of Directors, Peter Holzer, John Petrillo and Eric Zahler each received a grant of options to purchase 20,000 shares at an exercise price of $1.33, in the case of Mr. Petrillo, and $1.23, in the case of Mr. Holzer and Mr. Zahler. The forgoing options vest in accordance with the schedule described beneath the table below.

        During 2004, the directors received fees for attendance at Board and committee meetings as follows: Robert Casale ($23,000), George Knapp ($26,750), Dennis Raney ($23,750) and Stephen Duff ($19,750). Mr. Petrillo received an annual retainer fee of $10,000 upon his appointment to the Board in January 2005. Each of Mr. Holzer and Mr. Zahler received a $3,333 pro-rated annual retainer fee upon his appointment to the Board in February 2005.

        The annual compensation arrangements for non-management directors is set forth in table below:

                                           BEFORE ANNUAL MEETING ON    AFTER ANNUAL MEETING ON
FEE OR BENEFIT                             JUNE 21, 2005               JUNE 21, 2005
---------------------------------------    ------------------------    -----------------------
Annual Retainer Fee                        $10,000                     $15,000

Regular Board Meeting Fees (six            $1,000 per meeting          $1,000 per meeting
meetings per year)

Committee Chair Annual Fee                 $3,000                      $4,000

Regular Committee Meeting Fees             $750 per meeting            $1,000 per meeting
(four meetings per year)

Telephonic Board & Committee               $500 per meeting            $500 per meeting
Meeting Fees (Per Meeting)

Initial Stock Option Grant                 20,000*                     30,000*

Annual Stock Option Grant                  5,000*                      10,000*

* The exercise price of the options is fixed at the closing price of the Company's Class A common stock on the Nasdaq stock market on the date of grant. The options vest in an amount equal to 25% on the first anniversary of the date of grant and 1/12th (8.33%) of the remaining amount quarterly over the three year period after the first anniversary, subject to continued service on the vesting date. If a change of control occurs and the director does not continue to serve as a director of the surviving corporation or its parent entity, then the portion of his options that would have vested in that vesting year (25%) will vest immediately upon the change of control.

Upon the effectiveness of the revised compensation arrangements on June 21, 2005, each non-management director will be entitled to receive a grant of options to purchase 10,000 shares due to the increase in the initial stock option grant component of the compensation package and options to purchase 10,000 shares pursuant to the annual stock option grant component.

ANNUAL MEETING

        The Company has no policy with regard to attendance by members of the Board of Directors at annual meetings of stockholders. All members of the Board of Directors attended the annual meeting of stockholders held on June 15, 2004. The Company expects that all directors who attend the regular meeting of the Board of Directors scheduled for June 21, 2005 will attend the 2005 annual meeting of stockholders to be held on the same date.

VOTE REQUIRED

        A plurality of votes of the shares of Class A common stock, present in person or represented by proxy at the meeting and entitled to vote thereon, is required for the election of directors. Abstentions and broker "non-votes" are not counted for the purposes of the election of directors.

RECOMMENDATION OF THE BOARD

        The Board of Directors recommends that the stockholders vote "FOR" election of each of the nominees listed above.

                                 PROPOSAL NO. 2

                  APPROVAL OF THE EASYLINK SERVICES CORPORATION
                          2005 STOCK AND INCENTIVE PLAN

GENERAL

        The Board of Directors is proposing for stockholder approval the EasyLink Services Corporation 2005 Stock and Incentive Plan (the "2005 Plan"). The purpose of the 2005 Plan is to grant stock options and stock-based awards as a means to provide an incentive to our selected directors, officers, employees and consultants to acquire a proprietary interest in EasyLink, to continue in their positions with us and to increase their efforts on our behalf. The 2005 Plan provides for awards of stock options and other awards, such as restricted stock, restricted stock units, and deferred stock units, that consist of, or are denominated in, payable in, valued in whole or in part by reference to or otherwise related to our Class A common stock.

        The 2005 Plan was adopted by the Board on April 25, 2005, and, if approved by the stockholders, will become effective on June 21, 2005. The following summary of the 2005 Plan is qualified by the complete text of the 2005 Plan, which is set forth as Appendix A to this Proxy Statement.

DESCRIPTION OF THE 2005 PLAN

        Administration. The 2005 Plan is administered by the Compensation Committee of the Board of Directors. Under the 2005 Plan, the Compensation Committee has the authority to, among other things: (i) select the eligible persons to whom awards will be granted, (ii) determine the size, type and the terms of each award granted, (iii) adopt, amend and rescind rules and regulations for the administration of the plan, and (iv) decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the plan. All awards under the 2005 Plan by the Compensation Committee will be subject to approval by the Board of Directors.

        Available Shares. A maximum of 1,000,000 shares of our Class A common stock will be available under the 2005 Plan. The 2005 Plan is in addition to the following existing stock option plans: EasyLink Services Corporation 2003 Stock Option Plan, the EasyLink Services Corporation 2002 Stock Option Plan, the EasyLink Services Corporation 2001 Stock Option Plan, the Mail.com, Inc. 2001 Stock Option Plan, the Mail.com, Inc. 2000 Stock Option Plan, the Mail.com, Inc. 1999 Stock Option Plan, the Mail.com, Inc. 1998 Stock Option Plan, the Mail.com, Inc. 1997 Stock Option Plan and the Mail.com, Inc. 1996 Stock Option Plan, each of which was previously approved by stockholders. As of December 31, 2004, an aggregate of 721,465 shares was available for future option grants under these existing plans. See "Equity Compensation Plan Information" below. The Board of Directors has resolved that no future grants will be made under these existing stock option plans without the approval of the Board of Directors.

        Each award of a stock option under the 2005 Plan, and each award of restricted stock, restricted stock units, deferred stock units or other stock-based compensation, will reduce the number of shares available for future issuance under options, restricted stock, restricted stock units, deferred stock units and other stock-based compensation granted under the 2005 Plan by one share for every share subject to a new option or for every share of restricted stock, restricted stock unit, deferred stock or other stock-based unit awarded. The share reserve under the 2005 Plan will not be reduced for any awards payable in cash, and will be increased to the extent awards payable in shares are forfeited or terminated or the shares subject to awards are returned to EasyLink (for example, in payment of an option exercise price or withholding taxes).

        The maximum number of shares underlying options, restricted stock, restricted stock units, deferred stock units or other stock-based compensation that can be granted to any individual within a calendar year under the 2005 Plan is 750,000 shares in the case of options and 450,000 in the case of restricted stock, restricted stock units, deferred stock units or other stock-based compensation.

        In the event of any changes in the number or kind of outstanding shares of stock by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise, the Compensation Committee may make equitable adjustments to the number of shares available for future issuance under the 2005 Plan, to the maximum number of shares underlying options or other awards that can be granted to any individual within a calendar year, and to the price and other terms of any award previously granted or that may be granted under the 2005 Plan.

        Eligibility. The Compensation Committee will select those persons who are to receive award grants. During the first year in which awards are granted under the 2005 Plan, eligible persons are expected to include approximately 50 officers and other employees of Easylink and its subsidiaries, all six of the non-management directors of EasyLink, and certain consultants to Easylink and its subsidiaries.

        Types of Awards. Each award granted under the 2005 Plan will be evidenced by an agreement that states the terms and conditions of the grant.

        Options. Stock options give the holder the right to purchase shares of our Class A common stock at a specified exercise price. Both incentive stock options and non-qualified stock options may be granted under the 2005 Plan. The exercise price of an option granted under the 2005 Plan generally will not be less than 100% of the fair market value of the stock at the time of grant (110% in the case of an incentive stock option granted to any person who possesses more than 10% of the total combined voting power of all classes of our capital stock). The fair market value of a share of our Class A common stock as of April 26, 2005 was $1.02.

        Each option granted under the 2005 Plan will be exercisable at the times and in the amounts determined by the Compensation Committee at the time of grant. In addition, the Compensation Committee, in its discretion, may accelerate the exercisability of any option outstanding under the 2005 Plan. The exercise price of an option is payable in cash unless otherwise approved by the Compensation Committee.

        Options granted under the 2005 Plan are not transferable except by will or the laws of descent and distribution and are only exercisable by the grantee during such grantee's lifetime. Each option shall terminate at the time determined by the Compensation Committee provided that the term may not exceed ten years from the date of grant (five years in the case of an incentive stock option granted to a ten percent stockholder).

        The Compensation Committee may, subject to the limitations of the 2005 Plan, modify, extend or renew outstanding options granted under the 2005 Plan, or accept the surrender of outstanding unexercised options and authorize the grant of substitute options. This would include the authority to reprice outstanding option awards.

        Restricted Stock, Restricted Stock Units and Deferred Stock Units. Shares of Restricted stock are actual shares of our Class A common stock that are subject to vesting requirements and transfer restrictions. A restricted stock unit represents the right to receive one share of our Class A common stock or the cash equivalent at a future date. A deferred stock unit represents the right to receive one share of our Class A common stock at the grantee's termination of employment with EasyLink and its subsidiaries. Restricted stock units and deferred stock units may be subject to vesting requirements, and may require or permit the grantee to defer receipt of actual shares to a date subsequent to the date the units vest. Awards of restricted stock, restricted stock units or deferred stock units generally do not require the grantee to pay for the shares.

        Restricted stock, restricted stock units and deferred stock units generally will vest over such period of time as shall be determined by the Compensation Committee. Holders of restricted stock have the same voting and dividend rights as other holders of our Class A common stock, except that the holder may be required to reinvest any cash dividends in additional shares of restricted stock. While holders of restricted stock units and deferred stock units have no voting and no dividend rights, as they do not hold actual shares of Class A common stock, awards of restricted stock units or deferred stock units may provide for dividend equivalents, which can be paid immediately or deferred.

        Performance-Based Awards. The Compensation Committee may, in its discretion, condition the granting, vesting or settlement of any award under the 2005 Plan on the attainment of one or more corporate performance goals over a specified period. The Compensation Committee would set performance goals over periods that it selects in advance, and after the end of each period the Compensation Committee would certify the extent to which those goals are attained. The performance goals would be based on the attainment by EasyLink, or by one or more of its business units or subsidiaries, of specified levels of business criteria, which may include one or more of the following:

        o   Pre-tax income;

        o   Earnings per share;

        o   Income from operations;

        o   Earnings before interest expense and provision for income taxes
            (EBIT);

        o Earnings before interest expense, provision for income taxes, depreciation and amortization expenses (EBITDA);

        o   Net income;

        o   Revenue;

        o   Economic value added (EVA);

        o   Return on net or total assets;

        o   Free cash flow from operations;

        o   Free cash flow per share;

        o   Return on invested capital;

        o   Return on stockholders' equity;

        o   Expense reduction;

        o   Working capital;

        o   Total stockholder return; and

        o   Performance of the Company's stock price.

        The Compensation Committee would determine whether to measure performance under these criteria in absolute terms or in comparison to the performance of other corporations. In applying these criteria to a particular period, the Compensation Committee may, in its discretion, exclude the impact of the following: unusual or infrequently occurring charges; the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization; the cumulative effect of accounting changes; discontinued operations; and any business units, divisions, subsidiaries or other entities sold or acquired.

        Amendment and Termination. The 2005 Plan will terminate on the earliest of (a) June 15, 2015, (b) the date when all shares of stock reserved for issuance have been acquired or (c) any earlier date as may be determined by the Board of Directors. No awards may be granted under the 2005 Plan after it is terminated, but any previously granted awards will remain in effect until they expire in accordance with the terms of the plan and the applicable award agreement. Subject to certain limitations, the Board of Directors may amend the 2005 Plan, and may correct any defect, supply any omission or reconcile any inconsistency in the 2005 Plan. None of these modifications may alter or adversely impair any rights or obligations under any option previously granted under the 2005 Plan, except with the consent of the grantee.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

        The following discussion is generally a summary of the principal United States federal income tax consequences under current federal income tax laws relating to grants or awards of options, restricted stock, restricted stock units or deferred stock units under the 2005 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

        A grantee does not generally recognize any taxable income upon the grant of a nonqualified option and EasyLink will not be entitled to a tax deduction with respect to such grant. Generally, upon exercise of a non-qualified option, the excess of the fair market value of stock on the date of exercise over the exercise price will be taxable as ordinary income to the grantee. If EasyLink complies with applicable withholding requirements, we will be entitled to a tax deduction in the same amount and at the same time as the grantee recognizes ordinary income subject to any deduction limitation under Section 162(m) of the Internal Revenue Code. The subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will ordinarily result in capital gain or loss.

        Subject to the discussion below, a grantee will not recognize taxable income at the time of grant or exercise of an incentive stock option and we will not be entitled to a tax deduction with respect to such grant or exercise. However, the exercise of an incentive stock option may result in an alternative minimum tax liability for the grantee.

        Generally, if a grantee has held shares acquired upon the exercise of an incentive stock option for at least one year after the date of exercise and for at least two years after the date of grant of the incentive stock option, upon disposition of the shares by the grantee, the difference, if any, between the sales price of the shares and the exercise price will be treated as long-term capital gain or loss to the grantee.

        Generally, upon a sale or other disposition of shares acquired upon the exercise of an incentive stock option within one year after the date of exercise or within two years after the date of grant of the incentive stock option (a "disqualifying disposition"), any excess of the fair market value of the shares on the date of exercise of the option over the exercise price of such option will constitute ordinary income to the grantee. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise will generally be capital gain. Subject to any deduction limitation under Section 162(m) of the Internal Revenue Code, EasyLink will be entitled to a deduction equal to the amount of such ordinary income recognized by the holder.

        If an option is exercised through the use of shares previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired on the exercise of an incentive stock option and the holding period requirement for those shares is not satisfied at the time they are used to exercise the option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income in the amount described above.

        A grantee will not recognize any income at the time shares of restricted stock are granted, nor will EasyLink be entitled to a deduction at that time. In the year in which the restrictions on the restricted shares lapse and the shares become vested, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, that the grantee paid for the shares. A grantee may, however, elect within 30 days after receiving restricted shares to recognize ordinary income in the year of receipt instead of the year of vesting. If this election is made, the amount of income recognized by the grantee will be equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the grantee paid for the shares. Payroll taxes are required to be withheld on the income recognized by grantees who are employees of EasyLink or one of its subsidiaries. EasyLink will be entitled to a tax deduction at the same time and in the same amount as the grantee recognizes income.

        A grantee will not recognize any income at the time a restricted stock unit or deferred stock unit is granted, nor will EasyLink be entitled to a deduction at that time. When payment on a stock unit is made, the grantee will recognize ordinary income in an amount equal to the amount of cash or the fair market value of the shares of our Class A common stock received. Payroll taxes are required to be withheld on the income recognized by the grantees who are employees of EasyLink or one of its subsidiaries. EasyLink will be entitled to a tax deduction at the same time and in the same amount as the grantee recognizes income.

        EasyLink's tax deduction for awards under the 2005 Plan is subject to the limitation of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the tax deduction for compensation paid in a calendar year to any "covered employee" (generally, an officer listed in the Summary Compensation Table in our proxy statement) to $1 million. Section 162(m) provides an exception to this limit for "performance-based" compensation. If shareholders approve the 2005 Plan, we believe that all stock options awarded in accordance with the 2005 Plan will result in performance-based compensation that is exempt from the deduction limit. Awards of restricted stock, restricted stock units and deferred stock units could be exempt from the deduction limit only if they are specifically conditioned on the attainment of performance goals in accordance with the 2005 Plan.

        Certain awards under the 2005 Plan may involve a deferral of compensation income that is subject to Section 409A of the Internal Revenue Code. Such awards could include nonqualified options with an exercise price less than the fair market value of the underlying stock at the time of grant, and awards of restricted stock units and deferred stock units in which the delivery of shares of our Class A common stock is deferred to a taxable year later than the year in which the award vests. Section 409A can subject the award recipient to immediate taxation upon vesting and to an excise tax and interest penalty if the award does not comply with Section 409A's requirements for deferral elections and distributions. We intend to administer any awards that are subject to Section 409A in a manner that complies with Section 409A's requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2004 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

                                                                Year Ended December 31, 2004
                                         ------------------------------------------------------------------------------
                                                                                                Number of Securities
                                                                                              Remaining Available For
                                         Number Of Securities To      Weighted Average         Future Issuance Under
                                         Be Issued Upon Exercise     Exercise Price Of           Equity Compensation
                                          Of Outstanding Options    Outstanding Options,    Plans (Excluding Securities
                                           Warrants And Rights       Warrants and Rights     Reflected in Column (A))
Plan                                               (A)                      (B)                          (C)
-------------------------------------    -----------------------    --------------------    ---------------------------
Equity compensation plans approved by
 security holders                                      4,403,478                $   2.73                        721,465

Equity compensation plans not
 approved by security holders (1)                        688,785                $  10.65                              0
                                         -----------------------    --------------------    ---------------------------
Total:                                                 5,092,263                $   3.80                        721,465

(1) Includes options to purchase 77,028 shares of Class A common stock at a weighted average exercise price of $13.20 per share under the Netmoves 1996 Stock Option Plan which were assumed in connection with the acquisition of Netmoves Corporation by the Company in 2000.

NON-SECURITY HOLDER-APPROVED EQUITY COMPENSATION PLANS

Each of the stock option plans listed in the table below under the sub-heading "Plans Adopted in Acquisitions" were adopted or assumed in connection with the acquisition by the Company of the entities after which the plan is named. Except for the 1996 Netmoves Stock Option Plan, the plan terms and conditions are substantially the same as the terms of the Company's plans for which shareholder approval was obtained, except that incentive stock options were not issuable under such plans. Options under each plan were initially granted to employees of the acquired entity who became employees of the Company after the acquisition or, in the case of the 1996 Netmoves Stock Option Plan, were assumed by the Company. The plans are administered by the Compensation Committee of the Board of Directors. The Plans may be amended by the Board of Directors. The number of shares underlying outstanding options, the weighted average exercise price and the number of shares underlying options available for future grant under each plan are specified in the table below.

The Mail.com 1999 Supplemental Stock Option Plan and the Mail.com 2000 Supplemental Stock Option Plan provide for the grant of options to the Company's directors, employees and consultants and contain terms and conditions that are substantially the same as the terms of the Company's plans for which shareholder approval was obtained, except that incentive stock options are not issuable under such plans. The plans are administered by the Compensation Committee of the Board of Directors. The Plans may be amended by the Board of Directors. Under the plans, options that expire unexercised may be re-granted by the Company to other employees. The number of shares underlying outstanding options, the weighted average exercise price and the number of shares underlying options available for future grant under each of these plans are specified in the table below.

                                                                Year Ended December 31, 2004
                                         ------------------------------------------------------------------------------
                                                                                                Number of Securities
                                                                                              Remaining Available For
                                         Number Of Securities To      Weighted Average         Future Issuance Under
                                         Be Issued Upon Exercise     Exercise Price Of           Equity Compensation
                                          Of Outstanding Options    Outstanding Options,    Plans (Excluding Securities
                                           Warrants And Rights       Warrants and Rights     Reflected in Column (A))
Plan                                               (A)                      (B)                          (C)
-------------------------------------    -----------------------    --------------------    ---------------------------
Plans Adopted in
Acquisitions:
   The Allegro Group Stock
    Option Plan                                            1,139                $   7.84                              -
   Lansoft Stock Option Plan                                 600                $  16.88                              -
   Netmoves 2000 Stock Option Plan                        46,554                $  17.71                              -
   Netmoves 1996 Stock Option Plan                        77,028                $  13.20                              -
Other Plans:                                                                                                          -
   Mail.com 1999 Supplemental Stock
    Option Plan                                           94,226                $   8.71                              -
   Mail.com 2000 Supplemental Stock
    Option Plan                                          138,260                $   5.59                              -

The Company granted non-qualified options under individual stock option agreements to the persons and on the terms indicated in the following table:

NAME                          GRANT DATE   EXPIRATION DATE    SHARES    EXERCISE PRICE
---------------------------   ----------   ---------------   --------   --------------
Gerald Gorman..............       6/1/96            6/1/06     40,000   $       1.0000
Gerald Gorman..............     12/31/96          12/31/06      7,250           5.0000
Gerald Gorman..............       2/1/97            2/1/07      2,000          10.0000
Frank Graziano.............     11/14/00           1/31/09          4          16.8750
Frank Graziano.............     11/14/00           3/31/09        165          16.8750
Frank Graziano.............     11/14/00           2/28/09        338          16.8750
Dave Milligan..............       6/1/96            6/1/06     25,000           1.0000
Gary Millin................       6/1/96            6/1/06     25,000           1.0000
Gary Millin................     12/31/96          12/31/06      9,700           5.0000
Gary Millin................       2/1/97            2/1/07      2,000          10.0000
Gary Millin................       2/1/97            2/1/07     10,000          10.0000
Thomas Murawski............      1/26/01           1/26/11    170,000          12.8125
Charles Walden.............      2/16/98           2/16/08     39,520          35.0000
                              ----------   ---------------   --------   --------------
TOTAL                                                         330,978
                                                             ========

APPROVAL REQUIRED:

        The affirmative vote of the holders of a majority of the shares of Class A common stock, present in person or by proxy at the meeting and entitled to vote thereon is required to approve the 2005 Plan. Abstentions will be counted towards the tabulations of votes cast on this proposal and will have the same effect as a vote "AGAINST" such matters. Broker "non-votes" will not be counted for purposes of determining whether this proposal has been approved.

RECOMMENDATION OF THE BOARD:

        The Board of Directors recommends a vote "FOR" approval of the EasyLink Services Corporation 2005 Stock and Incentive Plan.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT AND
                           RELATED STOCKHOLDER MATTERS

        The following table provides information with respect to the beneficial ownership of EasyLink's common stock as of February 28, 2005 for:

        o each person who EasyLink knows beneficially owns more than 5% of its Class A Common Stock;

        o   each of EasyLink's directors, including its Chief Executive Officer;

        o EasyLink's four most highly compensated executive officers, other than its Chief Executive Officer, who were serving as executive officers at the end of 2004 and two additional officers who served as executive officers during 2004 but who were not executive officers at the end of 2004, and

        o all of EasyLink's executive officers and directors as of February 28, 2005 as a group.

        For purposes of this table, a person, entity or group is deemed to have "beneficial ownership" of any shares of Class A Common Stock, including shares subject to options, warrants or conversion rights, that the person, entity or group has the right to acquire within 60 days of February 28, 2005. Unless otherwise noted below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

        For purposes of calculating the percentage of outstanding shares held by each person named below, any shares which that person has the right to acquire within 60 days after February 28, 2005 are deemed to be outstanding, but shares which may similarly be acquired by other persons are deemed not to be outstanding.

        The total number of outstanding shares of Class A Common Stock used for purposes of calculating the percentages of Class A Common Stock beneficially owned is 44,244,884.

                                                          NUMBER OF           PERCENTAGE
                                                       CLASS A SHARES     OF CLASS A SHARES
NAME OF BENEFICIAL OWNER                             BENEFICIALLY OWNED   BENEFICIALLY OWNED
--------------------------------------------------   ------------------   ------------------
Gerald Gorman.....................................       1,332,270                 3.00%
  33 Knightsbridge Road, Piscataway, NJ
Thomas Murawski ..................................       1,251,973(1)              2.75%
George Abi Zeid ..................................       4,153,731(2)              9.31%
  262 Glen Head Road, Glen Head, NY
Robert Casale  ...................................           8,750                    *
George Knapp  ....................................           8,750                    *
Dennis Raney  ....................................           8,750                    *
Peter J. Holzer ..................................               0                    *
John C.  Petrillo ................................               0                    *
Eric J. Zahler ...................................               0                    *
Michael Doyle ....................................          51,426(3)                 *
Debra McClister  .................................         156,367(4)                 *
David Ambrosia  ..................................         178,812(5)                 *
All directors and executive officers as a
 group (11 persons) ..............................       1,727,318(6)             16.91%
The Clark Estates, Inc. ..........................       5,589,020(7)             12.65%
One Rockefeller Center, New York, NY

----------------
*       Represents beneficial ownership of less than 1%.
(1) Includes 23,078 shares held by the Company 401(k) Savings Plan for Mr. Murawksi's account pursuant to the employer matching contribution feature of the plan. Mr. Murawski does not have the power to divest these shares while they are held by the 401(k) Savings Plan.

(2) Includes 268,296 shares issuable upon exercise of warrants. Includes 15,379 shares held by the Company 401(k) Savings Plan for Mr. Abi Zeid's account pursuant to the employer matching contribution feature of the plan. Mr. Abi Zeid does not have the power to divest these shares while they are held by the 401(k) Savings Plan. Also includes 320,000 shares beneficially owned by Telecom International, Inc. Mr. Abi Zeid beneficially owns a majority of the capital stock of Telecom International, Inc. See "Certain Relationships and Related Transactions."
(3) Includes 5,176 shares held by the Company 401(k) Savings Plan for Mr. Doyle's account pursuant to the employer matching contribution feature of the plan. Mr. Doyle does not have the power to divest these shares while they are held by the 401(k) Savings Plan.
(4) Includes 14,518 shares held by the Company 401(k) Savings Plan for Ms. McClister's account pursuant to the employer matching contribution feature of the plan. Ms. McClister does not have the power to divest these shares while they are held by the 401(k) Savings Plan.
(5) Includes 16,623 shares held by the Company 401(k) Savings Plan for Mr. Ambrosia's account pursuant to the employer matching contribution feature of the plan. Mr. Ambrosia does not have the power to divest these shares while they are held by the 401(k) Savings Plan.
(6) Includes 11 persons who were directors and executive officers as of February 28, 2005. Excludes shares beneficially owned by Gerald Gorman, George Abi Zeid and Debra McClister who were not directors or executive officers as of such date.
(7) Includes 5,394,640 shares of Class A Common Stock held by Federal Partners. Also includes 194,380 shares held by accounts for which The Clark Estates, Inc. provides management and administrative services. The Clark Estates, Inc. disclaims beneficial ownership of 5,394,640 and the 194,380 shares described in this footnote. The Clark Estates, Inc. provides management and administrative services to Federal Partners. See "Certain Relationships and Related Transactions."

        The following table sets forth the number of shares of Class A Common Stock included in the table above that are issuable upon the exercise of options exercisable within 60 days of February 28, 2005.

                                                         NUMBER OF SHARES OF
          NAME OF BENEFICIAL OWNER                      CLASS A COMMON STOCK
          -------------------------------------------   --------------------
          Gerald Gorman  ............................                163,388
          Thomas Murawski ...........................              1,227,617
          George Abi Zeid ...........................                 72,000
          Michael Doyle .............................                 31,250
          Debra McClister  ..........................                135,048
          David Ambrosia  ...........................                161,741
          Robert Casale .............................                  8,750
          George Knapp  .............................                  8,750
          Dennis Raney ..............................                  8,750
          Directors and Executive Officers as a Group              1,634,858

Pursuant to the separation agreement between EasyLink and George Abi Zeid, Mr. Abi Zeid is subject to various standstill provisions until February 4, 2007, including restrictions on soliciting proxies or consents from other shareholders, granting proxies to third parties or consents, acquiring additional shares of stock and making merger, acquisition or similar proposals involving EasyLink stock. Mr. Abi Zeid has agreed that, until February 4, 2007, at all meetings of stockholders of EasyLink, he will vote, or grant a proxy to any one or more persons designated by the Company to vote, all of the shares of EasyLink common stock beneficially owned by him proportionately in accordance with the votes cast as votes for, as votes against or as votes withheld, or as abstentions, as the case may be, by stockholders other than Mr. Abi Zeid on all matters submitted to the stockholders of the Company.

The standstill and voting covenants contained in Mr. Abi Zeid's separation agreement will expire if any of the following conditions exists: the closing price of the Company's common stock shall be less than $1.75 per share for any ten consecutive days after 18 months after February 4, 2005; a majority of EasyLink's board consists of persons who are not existing directors or persons appointed by existing directors; or Mr. Abi Zeid's share interest is below 5% of the Company's outstanding shares. If the Company fails to make any required payment under the separation agreement within 15 days after receipt of written notice from Mr. Abi Zeid or fails to make a required payment within two business days after the due date for the payment on at least 3 occasions, the restrictions on the sale of Mr. Abi Zeid's shares and the standstill and voting covenants will terminate.

                                   MANAGEMENT

EXECUTIVE OFFICERS

        The following table identifies the current executive officers of EasyLink and their ages as of the date of this Proxy Statement:

NAME                             AGE                         POSITION
------------------------------   ---   -----------------------------------------------
Thomas Murawski...............    60   Chairman, President, Chief Executive Officer, Director
Michael Doyle ................    49   Vice President and Chief Financial Officer
Richard Gooding...............    55   Executive Vice President and General Manager
Gary MacPhee .................    43   Executive Vice President and General Manager
David Ambrosia ...............    48   Executive Vice President and General Counsel

        For the biographical summary of Thomas Murawski, see "Election of Directors."

MICHAEL DOYLE -- VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

        Mr. Doyle has served as Vice President and Chief Financial Officer of EasyLink since March 2004. Prior to joining EasyLink, Mr. Doyle was Chief Financial Officer of D&B North America, a division of D&B, Inc. (Dun & Bradstreet) from 2002 to September 2003. Mr. Doyle held various positions at Cendant, Inc. from 1997 to 2002, including Vice President Audit, Vice President Relationship Marketing and Management and Senior Vice President Relationship Marketing & Management. Mr. Doyle served as Chief Financial Officer of the Flourine Products Division of Allied Signal Corporation from 1995 to 1997.
Mr. Doyle held various finance, accounting and management positions at Pepsico, Inc. from 1986 to 1995 and at Continental Can Company, Inc. from 1978 to 1986. Mr. Doyle received his B.B.A from University of Notre Dame and his M.B.A. from New York University.

RICHARD GOODING -- EXECUTIVE VICE PRESIDENT AND GENERAL MANAGER

        Mr. Gooding joined EasyLink in 2001 to oversee the business and technical transition from AT&T. During his tenure at EasyLink he served as Vice President, Operations from 2002 until assuming his new role as Executive Vice President and General Manager of the Transaction Delivery Services business unit. Prior to joining EasyLink, Mr. Gooding was involved in "b2b" Internet startups and consulting services from 1997 to 2001. From 1994 to 1996 he was President, Western Union Data Services Company. From 1991 to 1994 he held general management positions at MAI Systems Corporation. Between 1971 and 1991 Mr. Gooding held various positions of increasing responsibilities at Western Union Corporation. He received a B.S. in Mathematics and Computer Science from Clemson University in 1971.

GARY MACPHEE -- EXECUTIVE VICE PRESIDENT AND GENERAL MANAGER

Mr. MacPhee was appointed Executive Vice President and General Manager Transaction Management Services in January 2005. He also served as Vice President Technology at Easylink from September 2002 to December 2004. Prior to joining Easylink, Mr. MacPhee was Vice President Business Systems at Merant, Inc. from 1999 to August 2002. Mr. MacPhee held various positions at GE Information Services, a division of the General Electric Company, from 1983 to 1999 including Vice President Global Product Engineering, Director of R&D Internet Services and Director of R&D Consumer Online Services. Mr. MacPhee received his B.S. in Computer Science from Ohio State University and his M.S. in Computer Science from Virginia Polytechnic Institute and State University.

DAVID AMBROSIA -- EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

       Mr. Ambrosia joined EasyLink as Executive Vice President and General Counsel in May 1999. Prior to joining EasyLink, Mr. Ambrosia was engaged in the private practice of law in the field of corporate law with an emphasis on securities offerings and mergers and acquisitions. From January 1990 through June 1999, he was a partner at Winthrop, Stimson, Putnam & Roberts. From September 1982 until December 1989, he was an associate at Winthrop, Stimson, Putnam & Roberts. Mr. Ambrosia received his B.S. from the School of Industrial and Labor Relations at Cornell University, his M.B.A. from the Johnson Graduate School of Management at Cornell University and his J.D. from the Cornell Law School.

EXECUTIVE COMPENSATION

        The following table and footnotes presents certain summary information concerning the compensation awarded to, earned by, or paid for services rendered to EasyLink in all capacities during the fiscal year ended December 31, 2004, by the Chief Executive Officer of EasyLink during 2004 and each of the four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in 2004 (collectively, the "Named Executive Officers"). No other executive who is not included in this table and who would otherwise have been included on the basis of salary and bonus earned for 2004 has resigned or otherwise terminated employment during 2004.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION AWARDS
                                                                           ---------------------------------
                                                                               SECURITIES
                                                                               UNDERLYING
                                                                               OPTIONS TO
                                               ANNUAL COMPENSATION         PURCHASE EASYLINK
                                        --------------------------------        CLASS A          ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR      SALARY        BONUS       COMMON STOCK       COMPENSATION
-------------------------------------   ------   ----------    ---------   -----------------    ------------
Gerald Gorman (1)....................    2004    $  250,000    $  67,420              25,000(2)            -
  Former Chairman                        2003       250,000       12,800             123,000               -
                                         2002       250,000            -                   -               -

Thomas Murawski (3)..................    2004       457,038      258,386              45,000    $      6,500(4)
  Chairman, President and                2003       450,000      148,000           1,103,000           6,000(4)
   Chief Executive Officer               2002       407,698            -             300,000         340,644(5)

George Abi Zeid (6)..................    2004       302,345       76,214              30,000(7)        5,617(4)
  Former President - International       2003       257,981       26,000              47,000           5,157(4)
   Operations                            2002       202,404            -              25,000           4,760(4)

Michael Doyle (8)....................    2004       168,750(9)         -             155,000           4,933(4)
  Vice President and Chief Financial     2003             -            -                   -               -
   Officer                               2002             -            -                   -               -

David Ambrosia (10)..................    2004       237,693       62,834              30,000           5,626(4)
  Executive Vice President and           2003       233,000       11,900              97,000           5,179(4)
  General Counsel                        2002       229,262            -              50,000           4,754(4)

Debra McClister......................    2004       141,467       55,823                   -           5,573(4)
  Former Executive Vice President &      2003       207,500       10,500              54,000           5,150(4)
  Chief Financial Officer                2002       204,549            -              25,000           4,912(4)

---------------
(1)     Mr. Gorman's employment terminated on December 23, 2004.
(2) All of these options were unvested, and therefor were cancelled, on the date of Mr. Gorman's resignation.
(3) Mr. Murawski also received a bonus payment of $172,934 in 2005 under the terms of the Company's Executive Incentive Plan, which bonus is not included in the above table.
(4) Represents the dollar value of the contribution to the named executive officer's account pursuant to the employer match feature of the Company's 401(k) Savings Plan. The contribution was made in shares of the Company's Class A Common Stock valued at the market price at the time of contribution.
(5) Represents the outstanding principal of and accrued interest on a loan from EasyLink to Mr. Murawski forgiven by EasyLink pursuant to the terms of Mr. Murawski's employment agreement in the aggregate amount of $235,144 plus $100,000 paid to Mr. Murawski during 2002 as a partial gross-up for taxes due on the loan forgiveness as well as $5,500 representing a matching contribution made in shares of Class A common stock pursuant to the Company's 401(k) Savings Plan.
(6)     Mr. Abi Zeid's employment terminated on February 4, 2005.

(7) All of these options were unvested, and therefor were cancelled, on the date of Mr. Abi Zeid's resignation.
(8) Mr. Doyle also received a bonus payment of $31,493 in 2005 under the terms of the Company's Executive Incentive Plan, which bonus is not included in the above table.
(9)     Employment commenced on March 22, 2004.
(10) Mr. Ambrosia also received a bonus payment of $43,137 in 2005 under the terms of the Company's Executive Incentive Plan, which bonus is not included in the above table.

                          OPTION GRANTS IN FISCAL YEAR

        The following table provides certain information regarding stock options granted to the Named Executive Officers during the year ended December 31, 2004.

                                           INDIVIDUAL GRANTS
                         ---------------------------------------------------      POTENTIAL REALIZABLE
                                         PERCENT OF                                 VALUE AT ASSUMED
                          NUMBER OF    TOTAL OPTIONS                            ANNUAL RATES OF STOCK
                         SECURITIES     GRANTED TO                                PRICE APPRECIATION FOR
                         UNDERLYING     EMPLOYEES IN    EXERCISE                     OPTION TERMS(1)
                          OPTIONS       FISCAL YEAR    PRICE PER   EXPIRATION   ------------------------
                         GRANTED(#)         (%)          SHARE        DATE           5%           10%
                         ----------    -------------   ---------   ----------   ----------    ----------
Gerald Gorman (2).....       25,000             5.94%  $    1.32   Cancelled           N/A           N/A
Thomas Murawski.......       45,000(3)         10.69%       1.32   08/03/2014   $   37,356    $   94,668
George Abi Zeid (4)...       30,000             7.13%       1.32   Cancelled           N/A           N/A
Michael Doyle.........      125,000(3)         29.69%       1.45   05/22/2014   $  113,987    $  288,865
                             30,000(3)          7.13%       1.32   08/03/2014   $   24,904    $   63,112
David Ambrosia........       30,000(3)          7.13%       1.32   08/03/2014   $   24,904    $   63,112

----------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted based upon the fair market value on the date of grant. These assumptions are not intended to forecast future appreciation of EasyLink's stock price. The amounts reflected in the table may not necessarily be achieved.
(2) All of these options were unvested, and therefor were cancelled, on the date of Mr. Gorman's resignation on December 23, 2004.
(3) These options will vest and become exercisable 25% on the first anniversary of the date of grant and in equal amounts quarterly thereafter over the next three years.
(4) All of these options were unvested, and therefor were cancelled, on the date of Mr. Abi Zeid's resignation on February 4, 2005.

                           STOCK OPTION EXERCISES AND
                   DECEMBER 31, 2004 STOCK OPTION VALUE TABLE

        The following table sets forth certain information concerning stock options exercised during 2004 by the Named Executive Officers and the number and value of specified options held by those persons at December 31, 2004. The values of unexercised in-the-money stock options at December 31, 2004 shown below are presented pursuant to SEC rules. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

                                                            NUMBER OF                   VALUE OF UNEXERCISED
                       SHARES                         SECURITIES UNDERLYING           IN-THE-MONEY OPTIONS AT
                      ACQUIRED                          DECEMBER 31, 2004               DECEMBER 31, 2004(2)
                        ON            VALUE        ---------------------------      ---------------------------
NAME                EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
-----------------   -----------   --------------   -----------   -------------      -----------   -------------
Gerald Gorman           0             $   0            163,388               0(3)   $    44,468   $           0
Thomas Murawski         0                 0          1,174,896         732,500          291,105         136,025
George Abi Zeid         0                 0             72,000          30,000(4)        54,270           3,600(4)
Michael Doyle           0                 0                  0         155,000                0           3,600
David Ambrosia          0                 0            157,053          81,563           47,473          13,397
Debra McClister         0                 0            132,860          24,063           30,868           4,572

(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Company's Class A Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended, and do not reflect amounts actually received by the Named Executive Officers.
(2) All amounts reflected were determined using a December 31, 2004 price of $1.44 per share.
(3) All unvested options held by Mr. Gorman were cancelled upon his resignation on December 23, 2004.
(4) All unvested options held by Mr. Abi Zeid were cancelled upon his resignation on February 4, 2005.

EMPLOYMENT, SEVERANCE AND OTHER ARRANGEMENTS

        Mr. Gorman's employment with the Company terminated on December 23, 2004. Under Mr. Gorman's severance agreement, he will receive $125,000 in annual salary continuation payable for two years after his termination date. Mr. Gorman is entitled to participate in the Company's health plan until 6 months after his termination date. Thereafter and until the first anniversary of the termination date, the Company will contribute to Mr. Gorman's health insurance under COBRA in an amount equal to the Company's contribution rate at the end of the initial six month period. Mr. Gorman will receive a continuation of life insurance for two years after the termination date in accordance with the Company's standard employee life insurance benefit program. Mr. Gorman's agreement also entitles him to the use of an office and facilities for four months after the termination date.

        Under Mr. Murawski's current employment agreement, he is entitled to receive an annual base salary of $465,000. Mr. Murawski may also receive an annual bonus payment under the Company's 2005 executive incentive plan described below. Under the plan, Mr. Murawski may receive a bonus of between 0% and 150% of his base salary, with a target bonus of 75% of base salary based upon achievement of 100% of both the revenue and EBITDA performance targets established pursuant to the plan. If EasyLink terminates Mr. Murawski's employment without cause at any time, he will be entitled to receive at his option either (i) continuation of his base salary plus his target bonus for the year in which the termination has occurred (assuming performance at the 100% level for all applicable measures) and participation in the Company's standard health insurance and 401(k) plans for 12 months after the date of termination or
(ii) a lump sum equal to 12 months base salary plus his target bonus for the year in which the termination has occurred (assuming performance at the 100% level for all applicable measures). If a sale of EasyLink occurs before the termination of Mr. Murawski's employment without cause or within 3 months after a termination of his employment without cause or within 3 months after Mr. Murawski terminates his employment as a result of certain changes made in his employment by EasyLink, he is entitled to receive upon the consummation of the sale a cash payment equal to 2.5% of the fair market value of the consideration received by the holders of EasyLink's common stock pursuant to the sale. If any of the payments to Mr. Murawski would be subject to change of control excise tax payments, Mr. Murawski is entitled to receive gross-up payments which would entitle him to retain, after payment of all additional taxes on the gross-up payments, an amount equal to the amount of the excise tax. A portion of Mr. Murawski's options are also subject to acceleration of vesting upon a change of control. A "sale" of EasyLink for this purpose means a merger, consolidation or sale of EasyLink's assets in which the holders of voting securities of EasyLink immediately prior thereto hold less than 50% of the total voting power represented by the voting securities of the surviving or transferee entity outstanding immediately after the merger, consolidation or sale. Additionally, the agreement provides that after Mr. Murawski leaves the employ of EasyLink, he will not solicit certain customers of EasyLink with respect to products or services that are the same or similar to those offered to such customers by EasyLink or solicit or induce any employee of EasyLink to leave the employ of EasyLink during the one year period following his employment or disclose any of its confidential information.

        George Abi Zeid's employment with the Company terminated on February 4, 2005. Under his separation agreement, the Company agreed to pay Mr. Abi Zeid $240,000 as a severance payment upon the effective date of his resignation, an aggregate of $1,960,000 in installments over three years in consideration of the non-compete and other covenants contained in the separation agreement and $75,000 of Mr. Abi Zeid's legal expenses. Late payments will bear interest at the rate of 8% per annum until paid. Mr. Abi Zeid has agreed to restrictions on the sale of his stock during the two years after his date of resignation, including a prohibition on the sale of stock to one of the Company's competitors and on sales in excess of 1 million shares during each of the first and second 12 month periods following the resignation date plus in the second 12 month period any shares not sold in the first 12 month period. Mr. Abi Zeid has reaffirmed the obligations under the non-compete covenant in his employment agreement and the applicable non-compete period has been extended from one year to two years after the date of his resignation. Mr. Abi Zeid is subject to various standstill provisions for two years after the resignation date. See "Security Ownership of Certain Beneficial Holders and Management and Related Stockholder Matters."

        Under Mr. Doyle's current employment agreement, he is entitled to receive annual base salary of $225,000. Mr. Doyle may also receive an annual bonus payment under the Company's 2005 executive incentive plan described below. Under the plan, Mr. Doyle may receive a bonus of between 0% and 60% of his base salary, with a target bonus of 30% of base salary based upon achievement of 100% of both the revenue and EBITDA performance targets established pursuant to the plan. If EasyLink or its successor terminates Mr. Doyle's employment without cause as a result of a sale of EasyLink (whether by merger, consolidation or sale of all or substantially all of its assets), Mr. Doyle will be eligible to receive a severance payment equal to six (6) months salary. Mr. Doyle's employment agreement also contains confidentiality, intellectual property and non-competition covenants.

        Under Ms. McClister's current employment agreement, she is entitled to remain employed by the Company through December 31, 2005. Her current base salary is $207,000. From the termination of her employment until July 16, 2006, she will be entitled to receive salary continuation based on 100% of her previous base salary. She will also be entitled to reimbursement for up to an aggregate of $30,000 of out of pocket expenses relating to maintaining her CPA license and outplacement services. Additionally, her employment agreement provides that after Ms. McClister leaves the employ of EasyLink, she will not work for a competitor during the two year period following her employment or disclose any confidential information.

        Under Mr. Ambrosia's current employment agreement, he receives an annual base salary of $243,000 which will be reviewed each year. Mr. Ambrosia may also receive an annual bonus payment under the Company's 2005 executive incentive plan described below. Under the plan, Mr. Ambrosia may receive a bonus of between 0% and 60% of his base salary, with a target bonus of 30% of base salary based upon achievement of 100% of both the revenue and EBITDA performance targets established pursuant to the plan. In the event that Mr. Ambrosia's position at EasyLink is eliminated, replaced or taken over by the third party in connection with an acquisition, merger or transfer of a majority interest in EasyLink, Mr. Ambrosia will be entitled to a severance package comprised of (a) six months base salary, (b) annual bonus pro rated for the portion of the year worked and (c) immediate vesting of 50% of his remaining unvested options. Additionally, Mr. Ambrosia's employment agreement provides that after he leaves our employ, he will not work for a competitor during the two year period following his employment or disclose any confidential information.

2005 EXECUTIVE INCENTIVE PLAN

        The Company's 2005 executive incentive compensation is based on achieving budgeted revenue and EBITDA objectives. Officers and key management employees are eligible to participate upon the recommendation of the Chief Executive Officer and the approval of the Compensation Committee of the Board of Directors. Under the plan, a target award based on percentage of base salary has been established for each participant, which varies from 10% to 75% of base salary for the participant. The participant may receive a bonus from 0% to 200% of the target award based upon the actual level of under-achievement and/or over-achievement of the revenue and EBITDA performance objectives. If, in the opinion of the Compensation Committee, unanticipated economic and market conditions render pre-established financial objectives unattainable, the Committee may nevertheless award bonus payments not to exceed 50% of the target award.

        In general, 100% of performance under the plan will be based on the revenue and EBITDA goals of the Company. At the discretion of the Compensation Committee, up to 25% of any individual's award may be based on subjective factors such as individual performance or achievement of other goals not stated in the plan. In addition, the Compensation Committee may, at its discretion, increase any individual's award by up to 25% of the award based on such factors. Accordingly, each Participant is eligible to receive no less than 75% of the award earned on the basis of the revenue and EBITDA goals of the Company (in the event that the minimum level of the individual's performance or other goals is not achieved), and is eligible for up to 125% (in the event that the maximum level of the individual's performance or other goals is achieved).

        If there occurs a significant beneficial or adverse change in economic conditions, the indications of growth or recession in the Company's business segments, the nature of the operations of the Company, or applicable laws, regulations or accounting practices, or other unanticipated matters which, in the Company's judgment, have a substantial positive or negative effect on the performance of the Company, the Compensation Committee may modify or revise the performance objectives. These significant changes might, for example, result from acquisitions or dispositions of assets.

        Employees terminating prior to the payout date are not eligible for payment of an award unless termination is due to retirement or economic reduction in force. Bonuses may be paid at the discretion of the Compensation Committee in cash or stock options or a combination of cash, stock options or other forms of stock-based compensation.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of EasyLink is responsible for administering its executive compensation policies and equity compensation plans.

COMPENSATION PHILOSOPHY

        Compensation to executive officers is designed to attract and retain outstanding executive talent, to motivate and reward their performance in support of our strategic, financial and operating objectives. EasyLink has designed compensation programs to create a direct relationship between the level of compensation paid to executives and EasyLink's current and long-term level of performance. The components of these programs are base salary, short-term compensation in annual bonuses and long-term incentive compensation in the form of stock options or other stock-based awards.

BASE SALARIES

        The base salaries for our executive officers are determined annually by reviewing the competitive pay practices of companies engaged in businesses similar to ours and the responsibilities of each executive officer. The salaries were established to attract and retain the leadership and skill necessary to build long-term shareholder value. During 2004, base salary increases were awarded based on an analysis of regional salary data. Nine executives and the Chief Executive Officer received increases averaging 3.5% of their prior base compensation.

SHORT-TERM ANNUAL BONUSES

        Annual bonuses for executive officers are intended to provide an incentive for achieving short-term financial and certain performance objectives. These goals and objectives are established after review of the annual budget and an evaluation of the critical factors related to the performance of the management team. Bonuses may be paid in cash or through an award of stock options or a combination of cash and stock options at the discretion of the Compensation Committee. Executives received a bonus payment in 2004 and 2005 based upon achieving certain specified revenue and/or net income goals under the Company's Executive Incentive Plans. The bonus in each year was also conditioned on not having been terminated for cause and not having resigned prior to the date of payment. During 2003, the Company achieved the minimum levels of revenue and net income goals. During 2004, the Company achieved the minimum level of net income goal, but failed to achieve the minimum level of revenue goal. Accordingly, the bonus paid in 2005 for 2004 performance did not include a revenue component.

LONG-TERM INCENTIVE COMPENSATION

        The EasyLink stock option plans provide long-term incentives for executive officers and other key employees. The Compensation Committee believes that a significant portion of executive compensation should create a direct link between executive compensation and increases in stockholder value. Stock options are granted at fair market value and vest in installments, generally over a period of up to four years. In selecting recipients for option grants, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting EasyLink's long-term strategic performance goals, and industry practices and norms. Long term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. During 2004, the Chief Executive Officer and eleven executives were awarded options to purchase an aggregate of 296,000 shares of Class A common stock at an exercise price equal to the fair market value on the date of grant. See "Option Grants in Fiscal Year" for options granted to the named executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

        During 2004, Mr. Murawski received total base salary of $457,038, a bonus of $258,386 and options to purchase 45,000 shares of Class A common stock. Mr. Murawski's current base salary is $465,000 representing a $15,000 increase over his prior base salary. During 2005 Mr. Murawski's received a bonus for 2004 performance of $172,934.

        Mr. Murawski's 2004 bonus was based 60% on achieving budgeted 2003 revenue goals and 40% on achieving budgeted 2003 net income goals and was conditioned on not being terminated for cause or having resigned prior to the date of payment in 2004. Mr. Murawski's 2005 bonus was based on budgeted 2004 revenue and net income goals and was conditioned on not being terminated for cause or having resigned prior to the date of payment in 2005. The Company exceeded its 2004 net income goals, but failed to achieve its 2004 revenue goals. Accordingly, the bonus paid in 2005 for 2004 performance did not include a revenue component.

        In addition to evaluating Mr. Murawski's base and incentive compensation by the same factors applied to EasyLink's other executives, the Compensation Committee takes into consideration other aspects of the Company's health and development. Critical among these for the past several years has been the elimination of large amounts of debt from the Company's balance sheet. By 2004, Mr. Murawski had overseen the successful elimination of substantially all of the Company's outstanding debt and in the fourth quarter of 2004 the negotiation of a new $15 million credit facility. Further, Mr. Murawski has successfully carried out the Company's strategy of divesting various components of its business, including the MailWatch service line in July 2004 and the Company's portfolio of Internet domain names.

        The Compensation Committee has reviewed the various components of Mr. Murawski's compensation package as set forth in his employment agreement, the 2004 executive incentive plan and the Company's benefit plans, including base salary, bonus, stock options, severance, change in control, 401(k) savings plan, and health and other benefits. The Committee determined that Mr. Murawski's compensation was reasonable and not excessive. Furthermore, the Committee compared the compensation package of Mr. Murawski with the compensation package of the Company's other executives and determined the relative differences to be within an appropriate range.

        The Compensation Committee expects that Mr. Murawski's future performance will be judged not only by the specific goals and objectives of an annual Executive Incentive Plan but also by the general progress of the Company's business and its ability to grow and prosper in an intensely competitive market.

        The Compensation Committee will evaluate EasyLink's compensation policies on an ongoing basis to determine whether they enable it to attract, retain and motivate key personnel. To meet these objectives, EasyLink may from time to time increase salaries, award additional stock options or other stock-based compensation or provide other short-and long-term incentive compensation to executive officers, including Mr. Murawski.

                                  Submitted by the Compensation Committee of the Board of Directors

                                  George Knapp

                                  Robert Casale

                                  Peter Holzer

                             AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2004 with management. In addition, the Audit Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The audit committee also has received the written disclosures and the letter from KPMG LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm.

        Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                                         Submitted by the Audit Committee of the
                                         Board of Directors

                                         George Knapp

                                         John Petrillo

                                         Dennis Raney

                                         Eric Zahler


                         INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG LLP served as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending December 31, 2004. Representatives of KPMG LLP are expected to attend the meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders. The Company will select an independent auditor for the current fiscal year after the annual meeting.

FEES PAID TO THE INDEPENDENT AUDITOR

        Set forth below is an analysis of the fees billed for professional services rendered by the Company's independent auditor, KPMG LLP, for the fiscal years ending December 31, 2004 and December 31, 2003.

    Audit Fees

        Audit Fees are those fees billed by KPMG LLP in connection with their audit and review of our financial statements, including services related thereto such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. The aggregate amount of the Audit Fees for each of the last two fiscal years were $863,000 in 2004 and $711,000 in 2003.

    Audit Related Fees

        Audit-related fees are assurance and related services that are reasonably related to the performance of the audit of our financial statements. More specifically, these services would include, among others: employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. During 2004 and 2003, KPMG LLP provided the Company with no assurance and related services.

    Tax Fees

        The aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning services for each of the last two fiscal years were $220,000 in 2004 and $449,000 in 2003.

    All Other Fees

        No other fees were billed for professional services rendered by KPMG LLP during the last two fiscal years.

        The Audit Committee has not adopted pre-approval policies and procedures for the engagement of the independent auditor for audit and non-audit services. All of the fees described above for tax-related services were in connection with engagements approved by the Audit Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FEDERAL PARTNERS, L.P. FINANCINGS

        Stephen Duff was a director of the Company until November 12, 2004. Mr. Duff is Chief Investment Officer of The Clark Estates, Inc. and is Treasurer of the general partner of, and a limited partner of, Federal Partners, L.P. Federal Partners and accounts for which The Clark Estates, Inc. provides management and administrative services were beneficial holders as of February 27, 2004 of 5,589,020 shares of Class A common stock representing approximately 12.63% of the Company's outstanding Class A common stock. In connection with a senior convertible notes financing completed on January 8, 2001, we granted to Federal Partners the right to designate one director to our Board of Directors so long as Federal Partners and other persons associated with it owns at least 300,000 shares of Class A common stock. Federal Partners designated Stephen Duff and he was appointed to our Board on January 8, 2001. Federal Partners retained the right to designate one director to our Board after Mr. Duff's resignation. Through his limited partnership interest in Federal Partners, Mr. Duff has an indirect interest in 10,789 of the shares of Class A common stock held by Federal Partners.

ACQUISITION OF SWIFT TELECOMMUNICATIONS, INC.

        The Company acquired Swift Telecommunications, Inc. on February 23, 2001. George Abi Zeid was the sole shareholder of Swift Telecommunications, Inc ("STI"). In connection with the acquisition, Mr. Abi Zeid was elected to the Board of Directors of the Company and was appointed President - International Operations. Under the merger agreement, EasyLink agreed to pay additional contingent consideration to Mr. Abi Zeid equal to the amount of the net proceeds, after satisfaction of certain liabilities of STI and its subsidiaries, from the sale or liquidation of the assets of one of STI's subsidiaries. During 2004, pursuant to such agreement the Company paid Mr. Abi Zeid $320,000 of net proceeds received by the Company.

        On May 1, 2003 in connection with the Company's 2003 debt restructuring, Mr. Abi Zeid exchanged a promissory note in the principal amount of $2,682,964 for 1,341,482 shares of Class A common stock and agreed to defer interest payments due to him in the amount of $283,504, all of which has been paid. We made $121,671 of the payments on the $283,504 obligation in 2004.

        George Abi Zeid's employment with the Company terminated on February 4, 2005. Under his separation agreement, the Company agreed to pay Mr. Abi Zeid $240,000 as a severance payment upon the effective date of his resignation, an aggregate of $1,960,000 in installments over three years in consideration of the non-compete and other covenants contained in the separation agreement and $75,000 of Mr. Abi Zeid's legal expenses. Late payments will bear interest at the rate of 8% per annum until paid. Mr. Abi Zeid has agreed to restrictions on the sale of his stock during the two years after his date of resignation, including a prohibition on the sale of stock to one of the Company's competitors and on sales in excess of 1 million shares during each of the first and second 12 month periods following the resignation date plus in the second 12 month period any shares not sold in the first 12 month period. Mr. Abi Zeid has reaffirmed the obligations under the non-compete covenant in his employment agreement and the applicable non-compete period has been extended from one year to two years after the date of his resignation. Mr. Abi Zeid is subject to various standstill provisions for two years after the resignation date. See "Security Ownership of Certain Beneficial Holders and Management and Related Stockholder Matters."

        Mr. Abi Zeid had previously agreed to contribute to the Company shares of Class A common stock issuable to him in connection with the acquisition of STI in 2001 and the November 2001 debt restructuring in order to permit the grant of shares to employees or consultants. Subsequent to the 2001 debt restructuring, an aggregate of 205,425 shares of Class A common stock were issued to former employees and consultants in settlement of commitments made by Mr. Abi Zeid. In connection with the acquisition of STI in 2001, we had entered into a conditional commitment to acquire Telecom International, Inc. ("TII"). TII was an affiliate of STI prior to the acquisition of STI by us. Mr. Abi Zeid was a principal beneficial shareholder of TII. In November 2001, the parties agreed to terminate the TII commitment. In consideration of the termination of the commitment, EasyLink purchased certain assets of TII and agreed, among other things, to issue up to 20,000 shares of Class A common stock to TII. EasyLink settled the foregoing mutual share commitments by reducing the amount of shares issuable to Mr. Abi Zeid in satisfaction of commitments made to him pursuant to the STI acquisition and the 2001 debt restructuring by 205,425 shares and by issuing 20,000 shares to TII.

SALE OF DOMAIN NAMES

        In December 2004, the Company sold a portfolio of 1,177 internet domain names and related assets not used in its core business to Gerald Gorman, the former Chairman of the Board of Directors. Under the domain portfolio purchase agreement, Mr. Gorman paid EasyLink a cash payment of $1 million and will share with EasyLink revenues derived from the use of the names until the fifth anniversary of the closing date under the agreement. Under the revenue sharing arrangement, EasyLink will receive 15% of all domain revenues during the second and third years after the closing date and 10% during the fourth and fifth years. EasyLink retained the option to purchase back from Mr. Gorman at any time during the fourth and fifth years after the closing date substantially all of the internet domain names transferred for a price of $4,500,000. Pursuant to the domain portfolio purchase agreement, Mr. Gorman also converted all of his 1 million shares of 10 for 1 super-voting Class B common stock into 1 for 1 standard voting Class A common stock. He also agreed to the termination of his employment and resigned as an officer and director of EasyLink and its subsidiaries. Under Mr. Gorman's severance agreement, he will receive $125,000 in annual salary continuation payable in each of the next two years. The purchase price and other consideration exchanged in the transaction was determined by negotiation between Mr. Gorman and the special committee of independent directors formed by the Board of Directors for the purpose of evaluating Mr. Gorman's proposal to acquire the domain names.

        As a result of the conversion of his Class B common stock into Class A common stock, Mr. Gorman's total voting interest fell from approximately 19.7% of the outstanding voting power of the Company's common stock to approximately 2.6% of the outstanding voting power and the voting power of all other shares of Class A common stock increased proportionately.

STOCK PERFORMANCE GRAPH

        Set forth below is a graph comparing the percentage change in the cumulative stockholder return on our Class A common stock from June 18, 1999 (the date of the initial public offering) to the last day of our last completed fiscal year. The cumulative stockholder return is measured by dividing:

        o the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between our share price as of the end of the measurement period and the price at the beginning of the measurement period, by

        o   the share price at the beginning of the measurement period.

        The cumulative total return on our Class A common stock is compared with the Nasdaq Stock Market (U.S.) Index and a self-determined peer group (the "Peer Group").

        CUMULATIVE TOTAL RETURN* FROM JUNE 18, 1999 TO DECEMBER 31, 2004
                        OF EASYLINK CLASS A COMMON STOCK,
               THE NASDAQ STOCK MARKET (U.S.) INDEX AND PEER GROUP

                                  [LINE CHART]


                  EasyLink Services
       Date          Corporation         Peer Group     NASDAQ Market Index
    ---------     ------------------    ------------    -------------------
    6/19/1999          100.00                100.00           100.00
     12/31/99          267.86           278.3807398           159.95
     12/31/00          10.27                  76.28            97.11
     12/31/01           7.00                  25.09            76.66
     12/31/02           0.91                  14.43            52.49
     12/31/03           2.13                  33.53            78.74
     12/31/04           2.06                  39.56            85.51


        The Peer Group included the following companies: Descartes Systems Group, Internet Commerce Corporation, J2 Global Communications, Captiva Software Corporation, Premiere Global Services, Inc., and Tumbleweed Communications.

           *ASSUMES $100 INVESTED ON JUNE 17, 1999 IN STOCK OR INDEX,
                      INCLUDING REINVESTMENT OF DIVIDENDS.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders of EasyLink which are intended to be presented by such stockholders at EasyLink's 2006 Annual Meeting of Stockholders must be received by EasyLink no later than January 9, 2006 to be included in the proxy statement and form of proxy relating to that meeting. The deadline for submitting a stockholder's proposal that will not be included in the proxy statement and form of proxy for EasyLink's 2006 Annual Meeting of Stockholders but nonetheless will be eligible for consideration is not earlier than 120 days and not later than 90 days prior to June 21, 2006. If the date of the 2006 annual meeting is more than thirty (30) days before or more than seventy (70) days after June 21, 2006, notice by the stockholder must be delivered not earlier than 120 days prior to the actual date of the annual meeting and not later than 90 days prior to such date or 10 days following the day on which public announcement of 2006 annual meeting date is first made by the Corporation. Notice of a stockholder's intent to nominate candidates for election as directors must be submitted within the deadline for submission of stockholder proposals. Stockholder proposals or notices of intent to nominate candidates for election as directors should be submitted to EasyLink Services Corporation, 33 Knightsbridge Road, Piscataway, NJ 08854, Attention: General Counsel and Corporate Secretary.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires EasyLink's directors, executive officers and persons who own more than 10% of EasyLink's Class A common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of EasyLink's Class A common stock. Reporting Persons are required by SEC regulations to furnish EasyLink with copies of all Section 16(a) reports they file. To EasyLink's knowledge and except as set forth below, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, EasyLink believes that during 2004 all Reporting Persons complied with all applicable filing requirements.

                                    FORM 10-K

        Shareholders entitled to vote at the Annual Meeting may obtain for no charge a copy of the Company's Annual Report on Form 10-K, as amended and without exhibits, for the year ended December 31, 2004, upon written request to Investor Relations, EasyLink Services Corporation, 33 Knightsbridge Road, Piscataway, NJ 08854.

                                  OTHER MATTERS

        The Board knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                      By Order of the Board of Directors,


                                      DAVID W. AMBROSIA
                                      Executive Vice President,
                                      General Counsel and Secretary

                                                                      APPENDIX A

           EASYLINK SERVICES CORPORATION 2005 STOCK AND INCENTIVE PLAN

1.  PURPOSE

        The purpose of the EasyLink Services Corporation 2005 Stock and Incentive Plan (the "Plan") is to provide for the grant of stock options and stock-based awards as an incentive to selected directors, officers, employees and consultants of EasyLink Services Corporation (the "Company") and any Subsidiary of the Company to acquire a proprietary interest in the Company, to continue as directors, officers, employees and consultants and to increase their efforts on behalf of the Company.

2. DEFINITIONS

        As used in the Plan, the following terms shall have the meanings set forth below:

                (a) "Award" shall mean any form of award, whether singly or in combination, to a Grantee by the Committee pursuant to any terms and conditions that the Committee may establish and set forth in the Award Agreement. Awards under the Plan may consist of "Options" awarded pursuant to Section 6 or "Other Stock-Based Awards" awarded pursuant to
        Section 7.

                (b) "Award Agreement" shall mean a written agreement between the Company and the Grantee as described in Section 9.

                (c) "Board" shall mean the Board of Directors of the Company.

                (d) "Cause" shall mean misconduct that is willfully or wantonly harmful to the Company or any of its Subsidiaries, monetarily or otherwise.

                (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

                (f) "Committee" shall mean the Compensation Committee of the Board.

                (g) "Company" shall mean EasyLink Services Corporation, a Delaware corporation, and any successor corporation.

                (h) "Deferred Stock Unit" shall mean a Unit granted under
        Section 7 to acquire shares of Stock upon Termination of Employment, subject to any restrictions, as the Committee, in its discretion, may determine.

                (i) "Dividend Equivalent" shall mean an amount equal to the cash dividend or the Fair Market Value of the Stock dividend that would be paid on each share of Stock underlying an award if the share of Stock were duly issued and outstanding on the date on which the dividend is payable.

                (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                (k) "Fair Market Value" means, as of any date, the value of Stock or other property determined as follows:

                        (i) If the Stock is listed on any established stock
                exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable:

                        (ii) If the Stock is regularly quoted by a recognized
                securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination; or

                        (iii) In the absence of an established market for the
                Stock, or if Fair Market Value is in reference to property other than Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

                (l) "Grantee" shall mean an officer, director, employee or consultant of the Company to whom an Award has been granted under the terms of the Plan.

                (m) "Incentive Stock Option" shall mean an option granted under the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

                (n) "Non-Qualified Stock Option" shall mean an option granted under the Plan that is not intended to be an Incentive Stock Option.

                (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

                (p) "Outside Director" shall mean a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code.

                (q) "Plan" shall mean this EasyLink Services Corporation 2005 Stock and Incentive Plan, as amended from time to time.

                (r) "Restricted Stock" shall mean Stock issued pursuant to
        Section 7 subject to any restrictions that the Committee, in its discretion, may impose.

                (s) "Restricted Unit" shall mean a Unit granted under Section 7 to acquire Stock or an equivalent amount in cash, which Unit is subject to any restrictions that the Committee, in its discretion, may impose.

                (t) "Stock" shall mean shares of Class A common stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 10.

                (u) "Stock-Based Award" means an Award granted under Section 7 of the Plan and denominated in shares of Stock.

                (v) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns more than 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                (w) "Termination of Employment" shall mean the date of cessation of an employee's employment relationship with the Company or a Subsidiary for any reason, with or without Cause, as determined by the Company.

                (x) "Unit" shall mean, for the purposes of Restricted Units or Deferred Stock Units, the potential right to acquire one share of Stock.

3.  ADMINISTRATION

        (a) The Plan shall be administered by the Committee. The Committee shall consist of at least two directors and may consist of the entire Board; provided, however, that to the extent necessary for an Award intended to qualify as performance-based compensation under Section 162(m) of the Code to so qualify, only Outside Directors who are members of the Committee shall act with respect to such Award.

        (b) The Committee shall have plenary authority in its discretion, subject only to the express provisions of the Plan and, in reference to the Incentive Stock Options, to Code Section 422:

                (i) to select the Grantees, the number of shares of Stock subject to each Award and terms of the Award granted to each Grantee (including without limitation the exercise price, the period during which an Award can be exercised and any restrictions on exercise or on transfer), provided that, in making its determination, the Committee shall consider the position and responsibilities of the individual, the nature and value to the Company of his or her services and accomplishments, the individual's present and potential contribution to the success of the Company and any other factors that the Committee may deem relevant;

                (ii) to determine the dates of the Award grants;

                (iii) to prescribe the form of the Award Agreements;

                (iv) to adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings;

                (v) to decide all questions and settle all controversies and disputes of general applicability that may arise in connection with the Plan; and

                (vi) to modify or amend any outstanding Award subject to the provisions in the Plan or Award Agreement.

        All decisions, determinations and interpretations with respect to the foregoing matters shall be made by the Committee and shall be final and binding upon all persons.

        (C) DELEGATION. The Committee may delegate authority to an officer of the Company to grant Awards to Grantees who are not subject to the short-swing profit rules of Section 16 of the Exchange Act and are not "covered employees" whose compensation is subject to the deduction limit of Section 162(m) of the Code, at the discretion of such appointed officer, provided, however, that the appointed officer shall have no authority to grant Awards in units greater than 80,000 without approval of the Committee.

        (D) EXCULPATION. No member of the Board or Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards under it unless such action or failure to take action constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this subsection shall not apply to the responsibility or liability of a director pursuant to any criminal statute or to the liability of a director for the payment of taxes pursuant to local, state or federal law.

        (E) INDEMNIFICATION. Each member of the Board or Committee shall be entitled without further act on his part or her part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards under it in which he or she may be involved by reason of being or having been a member of the Board or Committee at the time of the action, suit or proceeding.

4. EFFECTIVENESS AND TERMINATION OF THE PLAN

        The Plan shall become effective as of June 21, 2005 provided that the Plan is approved by the stockholders of the Company within one year of its adoption. Any Award outstanding at the time of termination of the Plan shall remain in effect in accordance with its terms and conditions and those of the Plan. The Plan shall terminate on the earliest of:

                (a) June 21, 2015; or

                (b) the date when all shares of Stock reserved for issuance under Section 5 of the Plan shall have been acquired through Awards granted under the Plan; or

                (c) such earlier date as the Board may determine.

5. THE STOCK

        (A) SHARES AVAILABLE. The aggregate number of shares of Stock issuable under the Plan will be authorized but unissued Stock. The total number of shares of Stock with respect to which Awards may be issued under the Plan may equal, but may not exceed, one million (1,000,000) shares of Stock, subject to adjustment in accordance with Section 10. Each Award of an Option, Restricted Stock, Restricted Units, Deferred Stock Units and other non-Option Awards shall reduce the number of shares of Stock available for future issuance under Options, Restricted Stock, Restricted Units, Deferred Stock Units and other non-Option Awards by one share for every share subject to the Option, Restricted Stock, Restricted Units, Deferred Stock Units and other non-Option Awards awarded.

        (B) COUNTING RULES. The following shares of Stock related to Awards under this Plan may again be available for issuance under the Plan, in addition to the shares of Stock described in Section 5(a):

                (i) Shares of Stock related to Awards paid in cash;

                (ii) Shares of Stock related to Awards that expire, are forfeited or cancelled or terminate for any other reason without issuance of Stock;

                (iii) Shares of Stock that are tendered or withheld in payment of all or part of the exercise price of a Stock Option awarded under this Plan, or in satisfaction of withholding tax obligations arising under this Plan;

                (iv) Any shares of Stock issued in connection with Awards that are assumed, converted or substituted as a result of the acquisition of an acquired company by the Company or a combination of the Company with another company; and

                (v) Any shares of Restricted Stock that are returned to the Company upon a Grantee's termination of employment.

6. TERMS AND CONDITIONS OF OPTIONS

        Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Except as hereinafter provided, Options granted under the Plan shall be subject to the following terms and conditions:

        (A) GRANTEES. The Grantees shall be those employees of the Company or its Subsidiaries (including officers and directors), and those consultants to the Company or its Subsidiaries, selected by the Committee. No Incentive Stock Options shall be granted to (i) any person owning Stock or other capital stock in the Company possessing more than 10% of the total combined voting power of all classes of capital stock of the Company, unless such Incentive Stock Option meets the requirements of 6(b) and 6(e); or (ii) any director who is not an officer. The maximum number of shares of Stock which may be issued pursuant to Options granted to a Grantee within a calendar year is 750,000.

        (B) PRICE. The exercise price of each Option shall be determined by the Committee at the time of grant, and in the case of an Incentive Stock Option shall be no less than the Fair Market Value of the Stock, without regard to any restriction, at the time the Incentive Stock Option is granted. If a Grantee owns more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price of any Incentive Stock Option granted to such individual shall be 110% of the Fair Market Value of the Stock.

        (C) PAYMENT FOR STOCK. The exercise price of an Option shall be paid in full at the time of the exercise (i) in cash, or (ii) by certified check payable to the Company, or (iii) by other mode of payment (e.g., stock) as the Committee may approve.

        (D) LIMITATION. Notwithstanding any provision of the Plan to the contrary, an Option shall not be treated as an Incentive Stock Option to the extent the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of Stock for which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year exceeds $100,000.

        (E) DURATION AND EXERCISE OF OPTIONS. Options may be exercised for terms of up to but not exceeding ten years from the date of grant. Subject to the foregoing, Options shall be exercisable at the times and in the amounts (up to the full amount thereof) determined by the Committee at the time of grant. If an Option granted under the Plan is exercisable in installments the Committee shall determine what events, if any, will make it subject to acceleration. The term of an Incentive Stock Option granted to an employee who owns more than 10% of the combined voting power of all classes of stock of the Company shall not exceed 5 years.

        (F) TERMINATION OF SERVICES. Upon the termination of a Grantee's services for the Company or its Subsidiaries for any reason, Options held by the Grantee may only be exercised to the extent and during the period, if any, set forth in the Award Agreement.

        (G) TRANSFERABILITY OF OPTION. No Option shall be transferable except by will or the laws of descent and distribution. An Option shall be exercisable during the Grantee's lifetime only by the Grantee.

        (H) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution thereof. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted under the Plan or adversely affect the status of an Incentive Stock Option.

        (I) OTHER TERMS AND CONDITIONS. Award Agreements may contain any other provision not inconsistent with the Plan that the Committee deems appropriate.

7. TERMS AND CONDITIONS OF STOCK-BASED AWARDS

        The Committee may, from time to time, grant Awards (other than Options) to any Grantee that the Committee may from time to time select, which Awards consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise related to, Stock. These Awards may include, among other forms, Restricted Stock, Restricted Units or Deferred Stock Units. The Committee will determine, in its discretion, the terms and conditions that will apply to Awards granted pursuant to this Section 7, which terms and conditions will be set forth in the applicable Award Agreement. The maximum number of shares of Stock which may be issued pursuant to Awards of Restricted Stock, Restricted Units, Deferred Stock Units or other non-Option Awards granted to a Grantee within a calendar year is 450,000.

        (A) GRANT OF RESTRICTED STOCK. The Committee may grant Restricted Stock to any Grantee, which Stock will be registered in the name of the Grantee and held for the Grantee by the Company. The Grantee will have all rights of a stockholder with respect to the Stock, including the right to vote and to receive dividends or other distributions, except that the Stock may be subject to a vesting schedule and will be forfeited if the Grantee attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Stock before the restrictions are satisfied or lapse.

        (B) GRANT OF RESTRICTED UNITS. The Committee may grant Restricted Units to any Grantee, which Units will be paid in cash or whole shares of Stock or a combination of cash and Stock, in the discretion of the Committee, when the restrictions on the Units lapse and any other conditions set forth in the Award Agreement have been satisfied. For each Restricted Unit that vests, one share of Stock will be paid or an amount in cash equal to the Fair Market Value of a share of Stock as of the date on which the Restricted Unit vests.

        (C) GRANT OF DEFERRED STOCK UNITS. The Committee may grant Deferred Stock Units to any Grantee, which Units will be paid in whole shares of Stock upon the Grantee's Termination of Employment if the restrictions on the Units have lapsed. One share of Stock will be paid for each Deferred Stock Unit that becomes payable.

        (D) DIVIDENDS AND DIVIDEND EQUIVALENTS. At the discretion of the Committee, dividends issued on shares of Stock may be paid immediately or withheld and deferred in the Grantee's account. In the event of a payment of dividends on Stock, the Committee may credit Restricted Units with Dividend Equivalents. Dividend Equivalents may be distributed immediately or withheld and deferred in the Grantee's account as determined by the Committee. Deferred Stock Units may, in the discretion of the Committee and as set forth in the Award Agreement, be credited with Dividend Equivalents or additional Deferred Stock Units. The number of any Deferred Stock Units credited to a Grantee's account upon the payment of a dividend will be equal to the quotient produced by dividing the cash value of the dividend by the Fair Market Value of one share of Stock as of the date the dividend is paid. The Committee will determine any terms and conditions on deferral of a dividend or Dividend Equivalent, including the rate of interest to be credited on deferral and whether interest will be compounded.

8. PERFORMANCE-BASED AWARDS

        The Committee, in its sole discretion, may condition the granting, vesting or settlement of any Award under the Plan on the attainment by the Company or by one or more of its Subsidiaries or business units of one or more performance goals over a specified period of time (a "performance period"). No later than 90 days after commencement of a performance period (and before 25% of the performance period has elapsed), the Committee shall establish in writing one or more performance goals for the performance period, based on one or more of the business criteria set forth in Annex A. The Committee may specify a minimum amount of performance that must be achieved during the performance period in order for the granting, vesting or settlement of the Award to occur, and how various levels of performance above the minimum level may affect the extent to which the Award is granted, vested or settled. Following the end of a performance period, the Committee shall certify in writing the extent to which the performance goals for the performance period have been attained. The Committee may retain the discretion to reduce, but not to increase, on a grantee-by-grantee basis, the extent to which an Award is granted, vested or settled upon attainment of the performance goals for a performance period, provided that no such reduction shall increase the amount payable to another grantee whose compensation is subject to the deduction limitation of Code
Section 162(m).

9. AWARD AGREEMENT

        Each Grantee shall enter into an Award Agreement with the Company setting forth the terms and conditions of the Award issued to the Grantee, consistent with the Plan. The form of Award Agreement may be established at any time or from time to time by the Committee. No Grantee shall have rights in any Award unless and until an Award Agreement is entered into with the Company.

10. ADJUSTMENT FOR CHANGES IN THE STOCK

        (a) In the event the shares of Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares or other securities of the Company (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares or otherwise), then there shall be substituted for or added to each share of Stock theretofore or thereafter subject to an Award the number and kind of shares of capital stock or other securities into, which each outstanding share of Stock shall be changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. The number of shares available for future issuance under the Plan under Section 5(a), the annual limitations on Awards specified in Sections 6(a) and 7, and the price and other terms of outstanding Awards shall also be appropriately amended to reflect the foregoing events. In the event there shall be any other change in the number or kind of outstanding shares of the Stock, or of any capital stock or other securities into which the Stock shall have been changed or for which it shall have been exchanged, if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in any Award theretofore granted or which may be granted under the Plan, then adjustments shall be made in accordance with its determination.

        (b) Fractional shares resulting from any adjustment in Awards pursuant to this Section 10 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Award that shall have been so adjusted, and the adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

        (c) Notwithstanding Section 10(a), the Committee shall have the power, in the event of the disposition of all or substantially all of the assets of the Company, or the dissolution of the Company, or the merger or consolidation of the Company, or the making of a tender offer to purchase all or a substantial portion of outstanding Stock of the Company, to amend all outstanding Awards (upon such conditions as it shall deem fit) to (i) permit the exercise of any Awards prior to the effective date of the transaction and to terminate all unexercised Awards as of that date, or (ii) require the forfeiture of all Awards which are Options, Restricted Units or Deferred Stock Units, provided the Company pays to each Grantee the excess of the Fair Market Value of the Stock subject to the Award over the exercise price of the Award, or (iii) make any other provisions that the Committee deems equitable.

11. AMENDMENT OF THE PLAN

        The Board may amend the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent deemed desirable to carry out the Plan without action on the part of the stockholders of the Company; provided, however, that, except as provided in Section 10 and this Section 11, unless the stockholders of the Company shall have first approved thereof (i) the total number of shares of Stock subject to the Plan shall not be increased, (ii) no Award shall be exercisable more than ten years after the date it is granted, (iii) the expiration date of the Plan shall not be extended and (iv) no amendment shall
(a) increase the number of shares of Stock to be received on exercise of an Award, (b) materially increase the benefits accruing to a Grantee under an Award or (c) modify the eligibility requirements for participation in the Plan.

12. INTERPRETATION AND CONSTRUCTION

        The interpretation and construction of any provision of the Plan by the Committee shall be final, binding and conclusive for all purposes.

13. APPLICATION OF FUNDS

        The proceeds received by the Company from the sale of Stock pursuant to this Plan will be used for general corporate purposes.

14. NO OBLIGATION TO EXERCISE OPTION

        The granting of an Option shall impose no obligation upon the Grantee to exercise an Option.

15. PLAN NOT A CONTRACT OF EMPLOYMENT

        Neither the Plan nor any Award Agreement is a contract of employment, and the terms of employment of any Grantee shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any Grantee for a continuance of employment; nor shall it interfere with the right of the Company (or its Subsidiary, if applicable) to discharge the Grantee.

16. EXPENSE OF THE PLAN

        All of the expenses of administering the Plan shall be paid by the Company.

17. COMPLIANCE WITH APPLICABLE LAW

        Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Stock issuable under an Award unless and until the Company is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of government authorities and requirements of any exchange upon which shares of Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of certificates to comply with any of those laws, regulations or requirements. The Committee may require, as a condition of the issuance and delivery of certificates and in order to ensure compliance with those laws, regulations and requirements, that the Grantee make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable. Each Award shall be subject to the further requirement that if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Stock subject to the Award, under any securities exchange requirements or under any applicable law, or the consent or approval of any regulatory body, is necessary in connection with the granting of the Award or the issuance of Stock thereunder, the Award may not be exercised or transferred or paid in whole or in part unless the listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. No Grantee shall be entitled to grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes Oxley Act of 2002 or any other applicable law.

18. GOVERNING LAW

        Except to the extent preempted by federal law, this Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

                    ANNEX A TO 2005 STOCK AND INCENTIVE PLAN

                     BUSINESS CRITERIA FOR PERFORMANCE GOALS

        In establishing performance goals to measure the performance of the Company, a Subsidiary or a business unit during a specified period pursuant to
Section 8 of the Plan, the Committee shall select one or more of the following business criteria:

        (i) pre-tax income;

        (ii) earnings per Share;

        (iii) income from operations;

        (iv) earnings before interest expense and provision for income taxes
(EBIT);

        (v) earnings before interest expense, provision for income taxes, depreciation and amortization expenses (EBITDA);

        (vi) net income;

        (vii) revenue;

        (viii) economic value added (EVA);

        (ix) return on net or total assets;

        (x) free cash flow from operations;

        (xi) free cash flow per Share;

        (xii) return on invested capital;

        (xiii) return on stockholders' equity;

        (xiv) expense reduction;

        (xv) working capital;

        (xvi) total stockholder return; and

        (xvii) performance of the Company's stock price.

        The Committee, in its discretion, may establish performance goals under any of the above criteria that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

        In calculating performance under any of the above criteria, the Committee, in its discretion, may elect to exclude (i) unusual gains, unusual losses and other nonrecurring items, (ii) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its Subsidiaries, (iii) the cumulative effects of accounting changes, (iv) discontinued operations, and (v) any business units, divisions, Subsidiaries or other entities sold or acquired. The Committee may determine no later than 90 days after the commencement of the applicable performance period also to exclude other items, each determined in accordance with generally accepted accounting principles in the United States (to the extent applicable).

                                 [FORM OF PROXY]

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF EASYLINK SERVICES CORPORATION FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 21, 2005

The undersigned stockholder of EasyLink Services Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 18, 2005, and hereby appoints Thomas Murawski and Michael Doyle or any of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of EasyLink Services Corporation to be held on June 21, 2005, 9 a.m., local time, at Radisson Hotel Piscataway, 21 Kingsbridge Road, Piscataway, NJ 08854, and at any adjournment or postponement thereof, and to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.  ELECTION OF DIRECTORS:

    01) Robert Casale
    02) Peter Holzer
    03) George Knapp
    04) Thomas Murawski
    05) John Petrillo
    06) Dennis Raney
    07) Eric Zahler

    ___ FOR all

    ___ WITHHOLD all

    ___ For all except

If you wish to withhold authority to vote for any individual nominee, mark "For all except" and write the nominee's name on the line below:

_______________________________________________________________________________

2.  PROPOSAL TO APPROVE THE COMPANY'S 2005 STOCK AND INCENTIVE PLAN

    FOR      ____

    AGAINST    ____

    ABSTAIN    ____

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

                    PLEASE SIGN BELOW AND RETURN IMMEDIATELY

ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR THE PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES FOR SUCH PROPOSAL AT THE MEETING, OR, IN THE CASE OF ELECTION OF DIRECTORS, FOR EACH OF THE LISTED NOMINEES. IF A BOX IS CHECKED, YOUR SHARES SHALL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

_______________________________________    Date:__________________________
Signature


_______________________________________    Date:__________________________
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

                                      B-2